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                                                                  EXECUTION COPY
                                                                   EXHIBIT 10.34
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                            475 PARK AVENUE SO. CO.,

                                                Landlord



                               SNOWBALL.COM, INC.

                                                Tenant


                                 ------------

                                     LEASE

                                 ------------





Premises:  475 Park Avenue South
           Entire 4th Floor
           New York, New York 10022

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

                               TABLE OF CONTENTS

ARTICLE                                                                       PAGE
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
              1.  Premises................................................      1
              2.  Commencement of Term....................................      1
              3.  Rent....................................................      2
              4.  Use.....................................................      4
              5.  Alterations, Fixtures...................................      5
              6.  Repairs.................................................      7
              7.  Floor Load; Noise.......................................      8
              8.  Laws, Ordinances, Requirements of Public Authorities....      8
              9.  Insurance...............................................      9
             10.  Damage by Fire or Other Cause...........................     11
             11.  Assignment, Subletting, Mortgaging......................     12
             12.  No Liability of Landlord and indemnity of Tenant........     20
             13.  Moving of Heavy Equipment...............................     21
             14.  Condemnation............................................     21
             15.  Entry, Right to Charge Public Portions of the Building..     22
             16.  Conditional Limitations, Etc. ..........................     23
             17.  Mechanic's Liens........................................     28
             18.  Landlord's Right to Perform Obligations.................     29
             19.  Covenant of Quiet Enjoyment.............................     29
             20.  Excavation..............................................     29
             21.  Services and Equipment..................................     30
             22.  Escalation..............................................     31
             23.  Electric Inclusion......................................     37
             24.  Broker..................................................     39
             25.  Subordination and Ground Lease..........................     40
             26.  Estoppel Certificate....................................     43
             27.  Waiver of Jury..........................................     43
             28.  Surrender of Premises...................................     44
             29.  Rules and Regulations...................................     44
             30.  Successors and Assigns and Definitions..................     45
             31.  Notices.................................................     46
             32.  No Waiver; Entire Agreement.............................     46
             33.  Captions................................................     48
             34.  Inability to Perform....................................     48
             35.  No Representations by Landlord..........................     48
             36.  Rent Control............................................     49
             37.  Late Payment Charges....................................     49
             38.  Security Deposit........................................     50
             39.  Additional Space........................................     52
             40.  Arbitration.............................................     55
             41.  Landlord's Contribution.................................     56
             42.  Supplemental Air Conditioning...........................     57
                  Testimony and Signatures................................     58
                  ACKNOWLEDGMENT..........................................     59
                  SCHEDULE A   Floor Plan.................................     60
                  SCHEDULE B   Description of the Land....................     61
                  SCHEDULE C   Rules and Regulations......................     66
                  SCHEDULE D   Cleaning Specifications....................     68
                  SCHEDULE E   Definitions................................     68

                                       i
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          INDENTURE OF LEASE ("Lease") made this 1st day of March, 2000, between
475 PARK AVENUE SO. CO., a New York partnership, having an office at 750 Lexington Avenue, New York, New York 10022 ("Landlord") and SNOWBALL.COM, INC., a California corporation, having an office at 250 Executive Park Blvd., Suite 4000, San Francisco, California ("Tenant").


                                  WITNESSETH:


                                   ARTICLE 1

                                   Premises

          Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the following space ("Demised Premises"): the entire 4th Floor, as shown on the floor plan (Schedule A) attached hereto, in the office building known as and by the street number 475 Park Avenue South, in the Borough of Manhattan, City and State of New York ("Building"), upon and subject to the terms, covenants and conditions hereafter set forth.

          TO HAVE AND TO HOLD the Demised Premises unto Tenant for a term commencing on the date hereof (the "Commencement Date") (as defined in Article 2 hereof) and ending on a date (the "Expiration Date") which shall be ten (10) years and six (6) months after the Commencement Date, plus the number of days required, if any, to have such term expire on the last day of the calendar month, or on such earlier date upon which said term may expire or terminate pursuant to any of the conditions or covenants of this lease or pursuant to law.

          IT IS MUTUALLY COVENANTED AND AGREED between Landlord and Tenant as follows:


                                   ARTICLE 2

                             Commencement of Term

          Section 2.01. The term of this Lease and the payment of minimum rent hereunder shall commence on the Commencement Date, and Landlord shall deliver possession of the Demised Premises on the Commencement Date.

          Section 2.02. Tenant has fully inspected the Demised Premises, is familiar with the condition thereof and agrees to accept possession of the same on the

Commencement Date in their present "As Is" condition, except for latent defects provided notice of such defects is given to Landlord within one (1) year from the Commencement Date. Landlord shall not be required to do any work therein in order to make the same suitable for the conduct of Tenant's business.

          Section 2.03. If, prior to the Commencement Date, Tenant shall enter the Demised Premises to make any installations, Landlord shall have no liability or obligation for the care or preservation of Tenant's property, except if due to the negligence of Landlord, its agents, contractors and employees.

          Section 2.04. Promptly after the Commencement Date, Landlord and Tenant will execute a statement in recordable form confirming the Commencement and Expiration Dates of this Lease, in accordance with the foregoing provisions.


                                   ARTICLE 3

                                     Rent

          Section 3.01. Tenant shall pay, as rent for the Demised Premises, the following:

               (a) a fixed minimum rent (the "minimum rent") at the following annual rates:

                    (i)      $624,000.00 per annum (or $52,000.00 per month) for
          the first five (5) years following the Commencement Date, provided that if the Commencement Date is other than the first day of the month, then the minimum rent for the month in which the Commencement Date occurs shall be prorated; and

                    (ii)     $688,000.00 per annum (or $57,333.33 per month) for
          the last five (5) years and six (6) months following the Commencement Date; and

               (b) all other sums and charges required to be paid by Tenant under the terms of this Lease (including without limitation, the payments required to be made under Article 22), which shall be deemed to be and are sometimes referred to hereafter as additional rent.

          Section 3.02. Notwithstanding the provisions of Section 3.01 hereof, and provided Tenant is not then in default hereunder after any applicable notice and expiration of any applicable cure period, Tenant shall be entitled to an abatement of part of the minimum rent only in the amount of $48,000 for the 1st, 2nd, 3rd, 16th, 17th and 18th months following the Commencement Date, provided that the balance of minimum rent of $4,000.00 for each of said months shall be due and payable. Tenant acknowledges that the consideration for the aforesaid abatement of minimum rent is Tenant's agreement to perform all of the monetary terms, covenants and conditions of this Lease on its part to be performed. Therefore, if Tenant shall be in default under any of the terms, covenants and conditions at any time during the term hereof and this lease shall thereupon be terminated, the aggregate amount of all minimum rent that was abated shall immediately thereafter become due and payable by Tenant to Landlord. In the event of Tenant's failure to pay such aggregate amount to Landlord, Landlord shall be entitled to the same rights and remedies as in the event of tenant's default in the payment of minimum rent. Tenant shall be required to pay additional rent and all other sums from and after the Commencement Date.

          Section 3.03. The minimum rent shall be payable in equal monthly installments in advance on the first day of each and every month during the term of this Lease, except that the amount of $52,000.00 shall be paid upon the execution of this Lease and be applied to the payment of minimum rent for the fourth (4th) month of the term following the Commencement Date.

          Section 3.04. Tenant shall pay the minimum rent and additional rent in lawful money of the United States which shall be legal tender for the payment of all debts, public and private, at the time of payment.

          Landlord and Tenant agree that Tenant shall pay minimum rent, additional rent and other amounts now due or hereafter to become due to the Landlord or its agent as provided for in this Lease, (as and when due) directly to the following lock-box account:

                          475 Park Avenue So. Co.
                          PO Box 41037
                          Newark, New Jersey 07101-8007

All rent checks shall be made payable to 475 Park Avenue So. Co.

          Section 3.05. The minimum rent and additional rent shall be payable by Tenant without any set-off, abatement or deduction whatsoever and without notice or demand, except as otherwise expressly provided herein.

                                   ARTICLE 4

                                      Use

          Section 4.01. Tenant shall use and occupy the Demised Premises only for the purposes of general, executive and administrative offices.

          Section 4.02. Notwithstanding the provisions of Section 4.01, Tenant shall not use or allow the use of the Demised Premises or any part thereof (1) for the cooking and/or sale of food; (2) for storage for sale of any alcoholic beverage in the Demised Premises; (3) for the sale of any product or material from the Demised Premises to the general public; (4) for manufacturing or printing purposes; (5) for the conduct of a school or training facility or similar type of business which results in the presence of the general public in the Demised Premises; (6) for the conduct of the business of an employment agency or personnel agency; (7) for the conduct of any public auction or public exhibition; (8) for occupancy by a foreign, United States, state, municipal or other governmental or quasi-governmental body, agency or department or any authority or other entity which is affiliated therewith or controlled thereby and which has diplomatic or sovereign immunity or the like with respect to a commercial lease; (9) for messenger or delivery service (excluding Tenant's own employees or outside services); (10) as a public stenographer or typist; (11) as a telephone or telegraph agency; (12) as a company engaged in the business of renting office(s) or desk space in the Demised Premises; (13) as medical offices or a laboratory; (14) as a travel agency; (15) as a dating service; (16) as a restaurant; (17) as a night club, discotheque, arcade or like kind establishments; (18) as a public or quasi-public health facility, radiation treatment facility, methadone clinic or other drug related clinic, abortion clinic, or for any practice conducted in or through the format of a clinic; (19) as a pawn shop; (20) as an off-track betting parlor; (21) as a homeless shelter, soup kitchen or similar use; (22) for the sale or display or pornographic products or services; (23) for the use or storage of flammable liquids or chemicals (unless incidental to a permitted use); (24) as a funeral parlor; (25) for the sale or grooming of pets; or (26) for any form of spiritualist services, such a fortune telling or reading.

           Section 4.03. If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.

          Section 4.04. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy for the Demised Premises or for the Building, and will not permit or cause any act to be done or any condition to exist on the Demised Premises which may be dangerous unless safeguarded as required by law, or which in law constitutes a nuisance, public or private, or which may make void or voidable any insurance then in force covering the Building and building equipment.


                                   ARTICLE 5

                             Alterations, Fixtures

          Section 5.01. Tenant without Landlord's prior consent shall make no alterations, installations, additions, or improvements in or to the Demised Premises ("work"), including, but not limited to a water cooler, an air conditioning or cooling system, or any unit or part thereof or other apparatus of like or other nature, paneling, partitions, railings, mezzanine floors, galleries and the like. Notwithstanding the foregoing, Tenant may make, without Landlord's consent but subject to Landlord's approval of contractors, non-structural interior changes and improvements, provided such changes and improvements do not adversely affect the structural integrity of the Building or the Building systems, do not adversely affect other tenants, do not violate the provisions of any mortgage covering the Building, do not violate any Governmental Requirements relating to the Demised Premises, do not cost more than $75,000 in the aggregate during any twelve (12) month period, and Tenant has given Landlord at least ten (10) days prior notice of such changes. If any contractor, other than Landlord, shall perform work, such contractor shall first be approved by Landlord, and as a condition of such approval, Tenant shall pay to Landlord ten (10%) percent of the cost of such work for supervision, coordination and other expenses incurred by Landlord in connection therewith. However, such (10%) percent charge shall not be applicable to Tenant's initial work in the Demised Premises. Tenant acknowledges that the ICIP Program (as hereinafter defined) may impose requirements with respect to the hiring and training practices, among other matters, of contractors and subcontractors engaged to perform certain work in the Building for Tenant (collectively, herein called "Tenant's Contractors"). Tenant shall use Tenant's Contractors (subject to Landlord's approval) that qualify under the applicable requirements of the ICIP Program for the performance of Tenant's initial work and any subsequent alterations to the Demised Premises and Tenant will require Tenant's Contractors to comply with the provisions of the ICIP Program. If Landlord is notified of any violation of the ICIP Program by Tenant's Contractors, Landlord shall promptly advise Tenant, and Tenant shall take all necessary actions to cure such violations. Workers' compensation and public liability insurance and property damage insurance, all in amounts and with companies and/or forms reasonably satisfactory to Landlord, shall be provided and at all times maintained by Tenant's contractors engaged in the performance of the work, and before proceeding with the work certificates of such insurance shall be furnished to Landlord. If consented to by Landlord, all such work shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time designate and in full compliance with all governmental authorities having jurisdiction thereover. Upon completion of the work, Tenant shall deliver to Landlord full scale "as built" plans for the same. All work affixed to the realty or if not so affixed but for which

Tenant shall have received a credit (other than Tenant's trade fixtures), shall become the property of Landlord and shall remain upon, and be surrendered with, the Demised Premises as a part thereof at the end of the term, without allowance to Tenant or charge to Landlord, unless Landlord with respect to work which is not standard office installation and which is unusually difficult and costly to remove, elects otherwise on notice to Tenant given at the time that Landlord has consented to the work. If Landlord shall elect otherwise, then all such work or such portion thereof as Landlord shall elect shall be removed by Tenant and Tenant shall restore the Demised Premises to its original condition, at Tenant's expense. Notwithstanding the foregoing, Tenant shall not be required to remove its initial work in the Demised Premises. If any Building facilities or services, including but not limited to air-conditioning and ventilating equipment installed by Landlord and adversely affected or damaged by reason of work by Tenant, Tenant, at its expense, shall repair such damage and shall correct the work so as to prevent any further damage or adverse affect on such facilities or services.

          Section 5.02. Prior commencing any work pursuant to the provisions of Section 5.01, Tenant shall furnish to Landlord:

               (a) Plans and specifications for the work. If Landlord fails to respond to Tenant's request for Landlord's consent to such plans within ten
   (10) business days following its receipt thereof with all required information, the same shall be deemed approved.

               (b) Copies of all governmental permits and authorizations which may be required in connection with such work.

               (c) A certificate evidencing that Tenant (or Tenant's contractor) has procured workers' compensation insurance covering all persons employed in connection with the work who might assert claims for death or bodily injury against Overlandlord, as defined in Article 25, Landlord, Tenant or the Building.

               (d) Such additional personal injury and property damage insurance (over and above the insurance required to be carried by Tenant pursuant to the provisions of Section 9.03) as Landlord may reasonably require because of the nature of the work to be done by Tenant.

               (e) Except with respect to Tenant's initial work in the Demised Premises or thereafter with respect to work costing less than $75,000 a bond or other security satisfactory to Landlord in the amount of one hundred ten (110%) percent of the cost of the work to insure completion of the work.

          Section 5.03. Where furnished by or at the expense of Tenant (except the replacement of an item theretofore furnished and paid for by Landlord or for which Tenant has received a credit), all movable property, furniture, furnishings and trade fixtures ("personalty") other than those affixed to the realty shall remain the property of and shall be removed by Tenant on or prior to any termination or expiration of this Lease, and, in the case of damage by reason of such removal, Tenant, at Tenant's expense, promptly shall repair the damage. If Tenant does not remove any such personalty, Landlord, at its election, (a) may cause the personalty to be removed and placed in storage at Tenant's expense or (b) may treat the personalty as abandoned and may dispose of the personalty as it sees fit without accounting to Tenant for any proceeds realized upon such disposal.

          Section 5.04. Tenant agrees that the exercise of its rights pursuant to the provisions of this Article 5 shall not be done in a manner which would create any work stoppage, picketing, labor disruption or dispute or violate Landlord's union contracts affecting the Building or unreasonably interfere with the business of Landlord or any Tenant or occupant of the Building. In the event of the occurrence of any condition described above arising from the exercise by Tenant of its right pursuant to the provisions of this Article 5, Tenant shall, immediately upon written notice from Landlord, cease the manner of exercise of such right giving rise to such condition. In the event Tenant fails to cease such manner of exercise of its rights as aforesaid, Landlord, in addition to any rights available to it under this Lease and pursuant to law, shall have the right to injunction without notice. With respect to Tenant's work, Tenant shall make all arrangements for, and pay all expenses incurred in connection with, use of the freight elevators servicing the Demised Premises during those hours other than as provided in Section 21.01(a).


                                   ARTICLE 6

                                    Repairs

          Section 6.01. Tenant shall take good care of the Demised Premises and the fixtures and appurtenances therein and of all portions of the HVAC, mechanical, plumbing and electrical systems within and exclusively serving the Demised Premises, and at its sole cost and expense make all repairs thereto as and when needed to preserve them in good working order and condition. Subject to the provisions of Section 9.04, II damage or injury to the Demised Premises or the Building or to any building equipment caused by Tenant moving property in or out of the Building or by installation or removal of personalty or resulting from negligence or conduct of Tenant, its employees, agents, contractors, customers, invitees and visitors, shall be repaired, promptly by Tenant at Tenant's expense, and whether or not involving structural changes or alterations, to the satisfaction of Landlord. All repairs shall include replacements or substitutions where necessary and shall be at least equal to the quality, class and value of the property repaired, replaced or substituted and shall be done in a good and workmanlike manner.

          Section 6.02. Landlord shall, at Landlord's sole expense, perform all maintenance, repairs and replacements, structural and otherwise, to the exterior and public portions of the Building and the Building systems, unless Tenant is required to make them under the provisions of Section 6.01, or unless required as a result of the performance or existence of alterations performed by Tenant or on its behalf, in which event Tenant, at its expense, shall perform such maintenance, repairs or replacement. Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease, or required by law, to make in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Demised Premises. However, Landlord shall use reasonable efforts to make such repairs or changes in a manner to minimize its interference with the normal conduct of Tenant's business in the Demised Premises, provided Landlord shall not be required to employ overtime or premium labor.

          Section 6.03. Tenant shall not store or place any materials or other obstructions in the lobby or other public portions of the Building, or on the sidewalk abutting the Building.

                                   ARTICLE 7

                               Floor Load; Noise

          Section 7.01. Tenant shall not place a load upon any floor of the Demised Premises which exceeds the load per square foot which such floor was designed to carry (50 lbs. live load per square foot).

          Section 7.02. Business machines and mechanical equipment belonging to Tenant which cause noise, vibration or any other nuisance that may be transmitted to the structure or other portions of the Building or to the Demised Premises, to such a degree as to be objectionable to Landlord or which interfere with the use or enjoyment by other tenants of their premises or the public portions of the Building, shall be placed and maintained by Tenant, at Tenant's expense, in settings of cork, rubber or spring type vibration eliminators sufficient to eliminate such objectionable or interfering noise or vibration.

                                   ARTICLE 8

             Laws, Ordinances, Requirements of Public Authorities

          Section 8.01.

               (a) Tenant, at its expense, shall comply with all laws, orders, ordinances, rules and regulations and directions of Federal, State, County and Municipal authorities and departments thereof having jurisdiction over the Demised Premises and the Building, including without limitation the

     Americans With Disabilities Act ("Governmental Requirements") referable to Tenant or the Demised Premises, arising by reason of (i) Tenant's occupancy, use or manner of use of the Demised Premises, or any installations made therein by or at Tenant's request, or (ii) any default by Tenant under this Lease.

               (b) Landlord, at its expense, shall comply with Governmental Requirements relating to the public portions of the Building and that Tenant is not obligated to comply with them under the provisions of subdivision (a) of this Section. Landlord, at its expense, may contest the validity of any Governmental Requirements and postpone compliance therewith pending such contest.

          Section 8.02. If Tenant receives written notice of any violation of any Governmental Requirements applicable to the Demised Premises, it shall give prompt written notice thereof to Landlord.

          Section 8.03. Tenant will not clean, nor allow any window in the Demised Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law or the rules of the Board of Standards and Appeals or of any other board or body having or asserting jurisdiction.

          Section 8.04. Landlord represents that on the Commencement Date the Demised Premises will be in compliance with Governmental Requirements (as hereinbefore defined) including the Americans With Disabilities Act and including available hookup by Tenant to the Building's fire protection system.

                                   ARTICLE 9

                                   Insurance

          Section 9.01. Tenant shall not do or permit to be done any act or thing in or upon the Demised Premises which will invalidate or be in conflict with the Certificate of Occupancy for the Building or the terms of the insurance policies covering the Building and the property and equipment therein; and Tenant, at its expense, shall comply with all rules, orders, regulations and requirements of the New York Board of Fire Underwriters or any other similar body having jurisdiction, and of the insurance carriers, and shall not knowingly do or permit anything to be done in or upon the Demised Premises in a manner which increases the rate of insurance for the Building or any property or equipment therein over the rate in effect on the Commencement Date.

          Section 9.02. If, by reason of Tenant's failure to comply with the provisions of Section 9.01 or any of the other provisions of this Lease, the rate of insurance for the Building or the property and equipment of Landlord shall be higher than on the

Commencement Date, Tenant shall pay to Landlord any additional or increased insurance premiums to the extent resulting therefrom thereafter paid by Landlord, and Tenant shall make such payment forthwith on demand of Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of any insurance rate for the Building or Demised Premises issued by the New York Fire Insurance Exchange, or other body establishing fire insurance rates for the Building, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rates then applicable to the Building or Demised Premises.

          Section 9.03.

               (a) Tenant covenants to provide on or before the Commencement Date and to keep in force during the term hereof, the following insurance:

                    (i) A commercial policy of liability insurance protecting and indemnifying Landlord, Tenant and Overlandlord (as defined in Article 25) against claims for personal injury, death or property damage occurring upon, in or about the Demised Premises, and the public portions of the Building used by Tenant, its employees, agents, contractors, customers, invitees, and visitors, including, without limitation, personal injury, death or property damage resulting from any work performed by or on behalf of Tenant, with coverage of not less than an aggregate of $5,000,000.00 combined single limit for personal injury, death and property damage arising out of one occurrence or accident.

                    (ii) Fire and extended coverage in an amount adequate to cover the cost of replacement of all personal property, fixtures, furnishings and equipment, including Tenant's work as set forth in
            Section 5.01, located in the Demised Premises.

               (b) All such insurance shall (i) be effected under valid and enforceable policies, (ii) be issued by insurers of recognized responsibility authorized to do business in the State of New York and
       (iii) contain a provision whereby the insurer agrees not to cancel the insurance without at least thirty (30) days' prior written notice to Landlord.

          On or before the Commencement Date, Tenant shall deliver to Landlord duplicate originals of the aforesaid policies or certificates evidencing the aforesaid insurance coverage, and renewal policies or certificates shall be delivered to Landlord at least thirty (30) days prior to the expiration date of each policy with proof of payment of the premiums thereof.

          Section 9.04. Landlord and Tenant shall each secure an appropriate clause in, or an endorsement upon, each fire or extended coverage policy obtained by it and covering the Building, the Demised Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim herein before referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Demised Premises in accordance with the terms of this lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge, then, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

          Subject to the foregoing provisions of this Section 9.04, and insofar as may be permitted by the terms of the insurance policies carried by it, (i) each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this Lease, and (ii) Tenant releases other tenants but only to the extent that the policies of such other tenants permit a similar waiver for the benefit of Tenant and such other tenant gives such a waiver.


                                  ARTICLE 10

                         Damage by Fire or Other Cause

          Section 10.01. If the Demised Premises or the Building shall be damaged by fire (or other hazards included in extended coverage endorsements to fire insurance policies covering property in the City of New York), the damage shall be repaired by and at the expense of Landlord and the minimum rent and additional rent as provided in Article 22 until such repairs shall be made, shall be apportioned according to the part of the Demised Premises which is usable by Tenant. Landlord shall have no responsibility to repair any damage to tenant's work (as referred to in Section 5.01), the same being the responsibility of Tenant. No penalty shall accrue for delays which may arise by reason of adjustment of insurance by Landlord, unavoidable delays (as hereinafter defined), or any other cause beyond Landlord's reasonable control. Tenant shall give immediate notice to Landlord in case of fire or other damage to the Demised Premises of which Tenant has knowledge. If the Demised Premises are totally or substantially damaged or are rendered wholly or substantially untenantable by fire or any such other casualty and if Landlord decides not to restore or rebuild the same, or if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it (whether or not the Demised Premises shall have been damaged), Landlord at its election may, within ninety (90) days after such fire or other casualty, notify Tenant of such decision, and thereupon the term of this Lease shall expire by lapse of time upon the third (3rd) day after such notice is given, and Tenant shall vacate and surrender the Demised Premises to Landlord. Tenant hereby waives the provisions of Section 227 of the Real Property Law, and the provisions of this Article shall govern and control in lieu thereof. Notwithstanding the foregoing provisions of this Section 10.01, within sixty (60) days after such casualty, Landlord shall provide Tenant with an estimate as to the time reasonably required to repair such damage. If such period exceeds six (6) months from the date of such casualty, either party may elect to terminate this Lease by notice to the other party not later than ten
(10) days following its receipt of such estimate, and thereupon the term of this Lease shall expire on the thirtieth (30th) day after such notice is given, and Tenant shall vacate and surrender the Demised Premises to Landlord. If the time period set forth in said estimate exceeds six (6) months and this Lease has not been terminated and if the Landlord does not substantially complete such repairs within the time period set forth in such estimate, then Tenant may elect to terminate this Lease by notice to Landlord within ten (10) days following the expiration of such time period, and thereupon the term of this Lease shall expire on the thirtieth (30th) day after such notice is given, and Tenant shall vacate and surrender the Demised Premises to Landlord, unless within such thirty
(30) day period, Landlord substantially completes such restoration or rebuilding in which event this Lease shall remain in full force and effect.

          Section 10.02. No damages or compensation shall be payable by Landlord nor shall Tenant make any claim for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building.

                                  ARTICLE 11

                      Assignment, Subletting, Mortgaging

          Section 11.01. Tenant will not, by operation of law or otherwise, assign, mortgage or encumber this Lease or sublet or permit the Demised Premises or any part thereof to be used by others, without Landlord's prior written consent in each instance. If this Lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to any assignment, subletting, mortgage or encumbrance shall not in any manner be construed to relieve Tenant from obtaining Landlord's express written consent to any other or further assignment, subletting, mortgage or encumbrance. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance.

          Section 11.02. If Tenant shall at anytime or times during the term of this Lease desire to assign this Lease or sublet all or part of the Demised Premises, Tenant shall give written notice thereof to Landlord, which notice shall be accompanied by (a) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date, which shall be not less than twenty (20) nor more than one hundred and twenty (120) days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised Premises, and (c) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option, (i) sublease such space (hereinafter called the "Leaseback Space") from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of all or part of the Demised Premises), (ii) terminate this Lease if the proposed transaction is an assignment or a sublease (whether by one sublease or a series of related or unrelated subleases) of all or substantially all of the Demised Premises, or (iii) terminate this Lease with respect to the Leaseback Space (if the proposed transaction is a sublease of part of the Demised Premises). Said options may be exercised by Landlord by written notice to Tenant at any time within twenty (20) days after such notice has been given by Tenant to Landlord; and during such twenty (20) day period Tenant shall not assign this lease nor sublet such space to any person.

          Section 11.03. If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet (whether by one sublease or a series of related or unrelated subleases) all or substantially all of the Demised Premises, then, this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the minimum rent and additional rent shall be paid and apportioned to such date and any payments with respect thereto made or to be made by Tenant to such date shall be promptly returned to or paid by Tenant, as the case may be.

          Section 11.04. If Landlord exercises its option to terminate this Lease in part in any case where Tenant desires to sublet part of the Demised Premises, then, (a) this Lease shall end and expire with respect to such part of the Demised Premises on the date that the proposed sublease was to commence; and
(b) from and after such date the minimum rent and additional rent shall be adjusted, based upon the proportion that the rentable area of the Demised Premises remaining bears to the total rentable area of the Demised Premises; and
(c) Tenant shall pay to Landlord, upon demand, the costs incurred by Landlord in physically separating such part of the Demised Premises from the balance of the Demised Premises and in complying with any laws and requirements of any public authorities relating to such separation.

          Section 11.05. If Landlord exercises its option to sublet the Leaseback Space, such sublease to Landlord or its designee (as subtenant) shall be at the lower of (i) the rental rate per rentable square foot of minimum rent and additional rent then payable pursuant to this Lease or (ii) the rentals set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and such sublease:

               (a) shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section;

               (b) Such sublease shall be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section;

               (c) Such sublease shall give the sublessee the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the Leaseback Space or any part or parts of the Leaseback Space and to make any and all changes, alterations, and improvements in the space covered by such sublease at no cost or liability to Tenant and if the proposed sublease will result in all or substantially all of the Demised Premises being sublet, grant Landlord or its designee the option to extend the term of such sublease for the balance of the term of this Lease less one (1) day;

               (d) Such sublease shall provide that any assignee or further subtenant, of Landlord or its designee, may, at the election of Landlord, be permitted to make alterations, decorations and installations in the Leaseback Space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in the Leaseback Space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to that portion of the Leaseback Space so sublet caused by such removal, and provided further that Tenant shall not be required to restore the Leaseback Space to its condition existing prior to such sublease; and

               (e) Such sublease shall also provide that (i) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate,
     (iii) Tenant, at

     Tenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from the Leaseback Space so sublet by Tenant to Landlord or its designee, (iv) Landlord, at Tenant's expense, may make such alterations as may be required or deemed necessary by Landlord to physically separate the Leaseback Space from the balance of the demised Premises and to comply with any laws and requirements of public authorities relating to such separation, and (v) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition, and provided further that Tenant shall not be required to restore the Leaseback Space to its condition existing prior to such sublease.

          Section 11.06.

               (a) If Landlord exercises its option to sublet the Leaseback Space, Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Space during the period of time it is so sublet to Landlord.

               (b) Performance by Landlord, or its designee, under a sublease of the Leaseback Space shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease.

               (c) Tenant shall have no obligation, at the expiration or earlier termination of the term of this Lease, to remove any alteration, installation or improvement made in the Leaseback Space by Landlord.

          Section 11.07. In the event Landlord does not exercise an option provided to it pursuant to Section 11.02 and provided that Tenant is not in default of any of Tenant's obligations under this Lease, Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

               (a)  Tenant shall have complied with the provisions of Section
    11.02 and Landlord shall not have exercised any of its options under said
    Section 11.02 within the time permitted therefor;

               (b) The proposed assignee or subtenant is engaged in a business and the Demised Premises, or the relevant part thereof, will be used in a manner which (i) is limited to the use expressly permitted under Sections
    4.01 and 4.02 of this Lease, and (ii) is in keeping with the then standards of the Building;

               (c) The proposed assignee or subtenant is a reputable person or entity with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

               (d) Neither (i) the proposed assignee or sublessee nor (ii) any person which, directly or indirectly, controls, is controlled by or is under common control with, the proposed assignee or sublessee, is then an occupant of any part of the Building;

               (e) The proposed assignee or sublessee is not a person with whom Landlord is currently negotiating to lease space in the Building;

               (f) The proposed sublease shall be in form reasonably satisfactory to Landlord and shall comply with the provisions of this Article;

               (g) At any one time there shall not be more than three (3) subtenants (including Landlord or its designee) in the Demised Premises;

               (h) Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including costs incurred for obtaining financial and credit reports of the proposed assignee or subtenant, and reasonable attorneys' fees incurred in connection with the granting of any requested consent; and

               (i) Tenant shall not have (i) advertised the Demised Premises for subletting or assignment without prior notice to Landlord or (ii) listed the same at a rental rate less than the minimum rent or additional rent at which Landlord is then offering to lease other space in the Building.

          Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article, each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment for the minimum rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Demised Premises by Tenant or any person claiming through or under Tenant (except as provided in Section 11.05) shall or will be made except upon compliance with and subject to the provisions of this Article. If, pursuant to the provisions of this Lease, Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under Section 11.02, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease, excluding any employed directly by Landlord and not claiming through Tenant or the proposed assignee or subtenant.

          Section 11.08. In the event that (a) Landlord fails to exercise any of its options under Section 11.02 and consents to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within sixty (60) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of Section 11.02 before assigning this Lease or subletting all or part of the Demised Premises.

          Section 11.09. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed:

               (a) No subletting shall be for a term ending later than one day prior to the expiration date of this Lease;

               (b) No sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

               (c) Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or
    (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent.

          Section 11.10. If Landlord gives its consent to any assignment of this Lease or to any sublease, Tenant shall, in consideration therefor, pay to Landlord, as additional rent:

               (a) in the case of an assignment of this Lease or an assignment by any sublessee of any sublease, an amount equal to one-half of all sums and other considerations paid to Tenant from the assignee for such assignment or paid to Tenant by any sublessee or other person claiming through or under Tenant for such assignment, (including, but not limited to sums paid for the sale of Tenant's or sublessee's fixtures, leasehold improvements, less, in case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's or sublessee's federal income tax returns). The sums payable to Landlord under this Section 11.10(a) shall be paid to Landlord as and when paid by such assignee to Tenant; and

               (b) in the case of a sublease by Tenant or by any sublessee or other person claiming through or under Tenant, an amount equal to one-half of the rents and charges and other consideration payable under the sublease to Tenant by the subtenant or paid to Tenant by any such sublessee or other person claiming through or under Tenant in connection with such subletting, which is in excess of the minimum rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder or such sublessee) pursuant to the terms of this Lease or such sublease (including, but not limited to sums paid for the sale or rental of Tenant's or such sublessee's, fixtures, leasehold improvements, less, in case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's or sublessee's federal income tax returns). The sums payable to Landlord under this Section 11.10(b) shall be paid to Landlord as and when paid by such subtenant to Tenant.

               (c) For the purposes of computing the sums payable by Tenant to Landlord under subparagraphs (a) and (b) hereof, there shall be excluded from the consideration payable to Tenant by any assignee or sublessee any transfer taxes, rent concession, reasonable attorneys' fees, reasonable brokerage commissions, advertising costs and fix-up costs paid by Tenant with respect to such assignment or subletting, but only to the extent any such sums are allocable to the period of this Lease (in the case of any assignment), or the term of any sublease.

          Section 11.11. If Tenant or any permitted subtenant is a corporation, partnership, limited liability company or other entity, the provisions of
Section 11.01 shall apply to a transfer (by one or more transfers) of a majority of the stock, partnership, membership or other ownership interests of Tenant or such subtenant as if such transfer of a majority of the stock, partnership, membership or other ownership interests of Tenant or such subtenant were an assignment of this Lease; but said provisions and the provisions of Section 11.02 shall not apply to the stock of a publicly held company or to the stock of a company going public or to the issuance of stock in connection with venture capital financing, transactions with a corporation, partnership, limited liability company or other entity into or with which Tenant or such subtenant is merged or consolidated or to which substantially all of Tenant's or such subtenant's stock, ownership interests or assets are transferred or to any corporation or other entity which controls or is controlled by Tenant or such subtenant or is under common control with Tenant or such subtenant, provided that in any of such events, (i) the successor to Tenant or such subtenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant or such subtenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of tenant herein named on the date of this Lease or the net worth of such subtenant on the date of the sublease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

          Section 11.12. Any assignment or transfer, whether made with Landlord's consent pursuant to Section 11.01 or without Landlord's consent pursuant to Section 11.11, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed, and whereby the assignee shall agree that the provisions in Section
11.01 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of minimum rent and/or additional rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the minimum rent and additional rent and for the other obligations of this Lease on the part of Tenant to be performed or observed.

          Section 11.13. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

          Section 11.14. The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. Tenant shall be entitled, initially without cost, to sixteen (16) listings on the Building directory.

                                  ARTICLE 12

               No Liability of Landlord and Indemnity of Tenant

          Section 12.01. Each party shall indemnify the other, its agents, contractors and employees against and save the other, its agents, contractors and employees harmless from any liability to and claim by or on behalf of any person, firm, governmental authority, corporation or entity for personal injury, death or property damage, arising (a) (i) from its use of the Demised Premises or from any work whatsoever done or omitted to be done by Tenant, its employees, agents, contractors, customers, invitees or visitors, or from any accident thereat, except to the extent caused by the negligence or willful act of Landlord, its agents, contractors and employees, and (ii) with respect to Landlord from any work done or omitted to be done in the Building, except to the extent caused by the negligence or willful act of Tenant, its agents, contractors or employees, and (b) from any default by Tenant under the terms, covenants and conditions of this Lease.

          Tenant also shall indemnify Landlord, its agents, contractors and employees against and save Landlord, its agents, contractors and employees harmless from all costs, reasonable counsel fees, expenses and penalties incurred by Landlord, its agents, contractors and employees in connection with any such liability or claim.

          If any action or proceeding shall be brought against Landlord in connection with any such liability or claim, Tenant, on notice from Landlord, shall defend such action or proceeding, at Tenant's expense, by counsel reasonably satisfactory to Landlord. Counsel for Tenant's insurance carrier is satisfactory.

          Section 12.02. Landlord shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise, except if due to the negligence of Landlord, its agents, contractors or employees. Landlord and its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, except if due to the negligence of Landlord, its agents, contractors or employees; nor shall Landlord be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any public or quasi-public work; nor shall Landlord be liable for any latent defect in the Demised Premises or in the building. If, at any time any windows of the Demised Premises are permanently closed, darkened or bricked up in accordance with the requirements of law or are temporarily darkened or closed by reason of repairs, alterations or maintenance by Landlord, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. (Reference hereinabove to Landlord shall for all purposes be deemed to include the Overlandlord as defined in Article 25.)

          Tenant shall reimburse and compensate Landlord, as additional rent, within ten (10) days after rendition of a statement for all expenditures made by or damages or fines sustained or incurred by Landlord due to any default by Tenant under this Lease.

          Tenant shall give immediate notice to Landlord upon its discovery of accidents in the Demised Premises.

          Section 12.03. If in this Lease it is provided that Landlord's consent or approval as to any matter will not be unreasonably withheld, and it is established by a court or body having final jurisdiction thereover that Landlord has been unreasonable, the only effect of such finding shall be that Landlord shall be deemed to have given its consent or approval; but Landlord shall not be liable to Tenant in any respect for money damages by reason of withholding its consent.


                                  ARTICLE 13

                           Moving of Heavy Equipment

          Tenant shall not move any safe, heavy equipment or bulky matter, except for standard office equipment or furniture, in or out of the Building without Landlord's written consent, which shall not be unreasonably withheld. If the movement of such items requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work and all such work shall be done in full compliance with the Administrative Code of the City of New York and other municipal requirements. All such movements shall be made during hours which will least interfere with the normal operations of the Building, and all damage caused by such movement shall be promptly repaired by Tenant at Tenant's expense.


                                  ARTICLE 14

                                 Condemnation

          Section 14.01. In the event that the whole of the Demised Premises shall be condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that a portion of the Demised Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the rent hereunder for such part shall be equitably abated and this Lease shall continue as to such part not so taken. In the event that a portion of the Building shall be so condemned or taken, then (a) if substantial structural alteration or reconstruction of the Building shall, in the reasonable opinion of Landlord, be necessary or appropriate as a result of such condemnation or taking (whether or not the Demised Premises be affected), Landlord may, at its option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within ninety (90) days of following the date on which Landlord shall have received notice of vesting of title, or (b) if Landlord does not elect to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the minimum rent and additional rent shall be abated to the extent, if any, hereinbefore provided. In the event that only a part of the Demised Premises shall be so condemned or taken and this Lease and the term and estate hereby granted are not terminated as hereinbefore provided, Landlord, out of the portion of the award allocated for such purpose and to the extent such award is sufficient, will restore with reasonable diligence the remaining portions of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

          Section 14.02. In the event of termination in any of the cases hereinabove provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date and the rent hereunder shall be apportioned as of such date.

          Section 14.03. In the event of any condemnation or taking hereinabove mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award.


                                  ARTICLE 15

            Entry, Right to Change Public Portions of the Building

          Section 15.01. Tenant shall permit Landlord to erect, use and maintain pipes and conduits in and through the walls, ceiling or below the floors of the Demised Premises. Landlord, or its agents or designees shall have the right, upon prior reasonable notice (except no notice in an emergency) to enter the Demised Premises for the purpose of making such repairs or alterations as Landlord shall desire, shall be required or shall have the right to make under the provisions of this Lease; and shall also have the right to enter the Demised Premises for the purpose of inspecting them or exhibiting them to prospective purchasers or lessees of the Building or to prospective mortgagees or to prospective assignees of any such mortgagees. Landlord shall be allowed to take all material into and upon the Demised Premises that may be required for the repairs or alterations above mentioned without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall in no wise abate while said repairs or alterations are being made. However, Landlord shall use reasonable efforts to perform such repairs or alterations in a manner to minimize interference with the normal conduct of Tenant's business therein, provided Landlord shall not be required to employ overtime or premium labor.

          Section 15.02. During the twelve (12) months prior to the expiration of the term of this Lease, Landlord may exhibit the Demised Premises to prospective tenants.

          Section 15.03. Landlord shall have the right at any time without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefor, to change the arrangement or location of, but not limited to, such of the following as are not contained within the Demised Premises: entrances, passageways, doors and doorways, corridors, elevators, stairs, toilets, and other like public service portions of the Building, provided the same shall not interfere with Tenant's access to see Demised Premises.

          Section 15.04. Landlord shall have the right at any time to name the Building as it desires and to change any and all such names at any time thereafter.

                                  ARTICLE 16

                         Conditional Limitations, Etc.

          Section 16.01.  If at any time during the term of this Lease:

               (a) Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement or for the appointment of a receiver of all or a portion of Tenant's property, or

               (b) Any petition of the kind referred to in subdivision (a) of this Section shall be filed against Tenant and such petition shall not be vacated or withdrawn within ninety (90) days after the date of filing thereof, or

               (c)  Tenant shall be adjudicated a bankrupt by any court, or

               (d) Tenant shall make an assignment for the benefit of creditors, or

               (e) a permanent receiver shall be appointed for the property of Tenant by order of a court of competent jurisdiction by reason of the insolvency of Tenant (except where such receiver shall be appointed in an involuntary proceeding, if he shall not be withdrawn within ninety (90) days after the date of his appointment), then Landlord, at Landlord's option, may terminate this Lease on five (5) days' notice to Tenant, and upon such termination, Tenant shall quit and surrender the Demised Premises to Landlord.

          Section 16.02.

               (a) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. (S) 101 et seq. (the "Bankruptcy Code") to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's future performance under the Lease, including, without limitation, the assurance referred to in section 365(b)(1) of the Bankruptcy Code, shall be given to Landlord by Tenant not later than twenty (20) days after receipt by Tenant but in no event later than ten (10) days prior to the date that Tenant shall made application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

               (b) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's Property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to Landlord.

               (c) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

              (d) Nothing contained in this Section shall, in any way, constitute a waiver of the provisions of this Lease relating to assignment. Tenant shall not, by virtue of this Section, have any further rights relating to assignment other than those granted in the Bankruptcy Code.

              (e) Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

              (f) The term "Tenant" as used in this Section and in Section 16.01, includes any guarantor(s) of this Lease and any trustee, debtor in possession, receiver, custodian or other similar officer.

          Section 16.03. If this Lease shall terminate pursuant to the provisions of Section 16.01:

              (a) Landlord shall be entitled to recover from Tenant arrears in minimum rent and additional rent and, in addition thereto as liquidated damages, an amount equal to the difference between the minimum rent and additional rent for the unexpired portion of the term of this Lease which had been in force immediately prior to the termination effected under
     Section 16.01 of this Article and the fair and the reasonable rental value of the Demised Premises, on the date of termination, for the same period, both discounted at the rate of eight (8%) percent per annum to the date of termination; or

              (b) Landlord shall be entitled to recover from Tenant arrears in minimum rent and additional rent and, in addition thereto as liquidated damages, an amount equal to the maximum allowed by statute or rule of law in effect at the time when and governing the proceedings in which such damages are to be proved, whether or not such amount be greater or less than the amount referred to in subdivision (a) of this Section.

          Section 16.04.

               (a) If Tenant shall fail to make any payment of any minimum rent or additional rent when the same becomes due and payable, or if Tenant shall fail to cancel or discharge the lien referred to in Section 17.02, or if the Demised Premises become vacant or deserted, and if any such default shall continue for a period of five (5) days after written notice by Landlord, or

               (b) if Tenant shall be in default in the performance of any of the other terms, covenants and conditions of this Lease, and such default shall not have been remedied within thirty (30) days after notice by Landlord to Tenant specifying such default and requiring it to be remedied; or where such default reasonably cannot be remedied within such period of thirty (30) days, if Tenant shall not have commenced the remedying thereof within such period of time and shall not be proceeding with due diligence to remedy it, then Landlord, at Landlord's election, may terminate this Lease on five (5) days' written notice to Tenant, and upon such termination Tenant shall quit and surrender the Demised Premises to Landlord.

          Section 16.05. If this Lease shall terminate as provided in this Article, or if Tenant shall be in default in the payment of minimum rent or additional rent when the same become due and payable and such default shall continue for a period of five (5) days after written notice by Landlord,

               (a) Landlord may re-enter and resume possession of the Demised Premises and remove all persons and property therefrom either by summary dispossess proceedings or by a suitable action or proceeding, at law or in equity, or by force or otherwise, without being liable for any damages therefor, and

               (b) Landlord may re-let the whole or any part of the Demised Premises for a period equal to, greater or less than the remainder of the then term of this Lease, at such rental and upon such terms and conditions as Landlord shall deem reasonable to any tenant it may deem suitable and for any use and purpose it may deem appropriate. Landlord shall not be liable in any respect for failure to re-let the Demised Premises or, in the event of such re-letting, for failure to collect the rent thereunder and any sums received by Landlord on a re-letting in excess of the rent reserved in this Lease shall belong to Landlord.

          Section 16.06. If this Lease shall terminate as provided in this Article or by summary proceedings (except as to any termination under Section 16.01), Landlord shall be entitled to recover from Tenant as damages, in addition to arrears in minimum rent and additional rent,

               (a) an amount equal to (i) all reasonable expenses incurred by Landlord in recovering possession of the Demised Premises and in connection with the re-letting of the Demised Premises, including, without limitation, the reasonable cost of repairing the Demised Premises, and (ii) all reasonable brokers' commissions and legal fees incurred by Landlord in re-letting the Demised Premises, which amounts set forth in this subdivision

     (a) shall be due and payable by Tenant to Landlord at such time or times as they shall have been incurred; and

               (b) an amount equal to the deficiency between the minimum rent and additional rent which would have become due and payable had this Lease not terminated and the net amount, if any, of rent collected by Landlord on re-letting the Demised Premises. The amounts specified in this subdivision shall be due and payable by Tenant on the several days on which such minimum rent and additional rent would have become due and payable had this Lease not terminated. Tenant consents that Landlord shall be entitled to institute separate suits or actions or proceedings for the recovery of such amount or amounts, and Tenant hereby waives the right to enforce or assert the rule against splitting a cause of action as a defense thereto.

          Landlord, at its election, at any time after such termination of this Lease, may collect from Tenant and Tenant shall pay, in lieu of the sums becoming due, under the provisions of subdivision (b) of this Section, an amount equal to the difference between the minimum rent and additional rent which would have become due and payable had this Lease not terminated (from the date of the service of such notice to the end of the term of this Lease which had been in force immediately prior to any termination effected under this Article) and the then fair and reasonable rental value of the Demised Premises for the same period, both discounted to the date of the service of such notice at the rate of eight (8%) percent per annum.

          Section 16.07. Tenant, for itself and for all persons claiming through or under it, hereby waives any and all rights which are or may be conferred upon Tenant by any present or future law to redeem the Demised Premises after a warrant to dispossess shall have been issued or after judgment in an action of ejectment shall have been made and entered.

          Section 16.08. The words "re-enter" and "re-entry", as used in this Article, are not restricted to their technical legal meanings.

          Section 16.09. Landlord shall not be required to give any notice of its intention to re-enter, except as otherwise provided in this Lease.

          Section 16.10. If this Lease shall terminate as provided in this Article or by summary proceedings or otherwise, Landlord, in addition to any other rights under this Article, shall be entitled to recover as damages, (a) the reasonable cost of performing any work required to be done by Tenant under this Lease; and (b) the reasonable cost of placing the Demised Premises in the same condition as that in which Tenant is required to surrender them to Landlord under this Lease.

          Section 16.11. In any action or proceeding brought by Landlord against Tenant, predicated on a default in the payment of minimum rent or additional rent, Tenant shall not have the right to and shall not interpose any set-off or counterclaim of any kind whatsoever, except for a mandatory counterclaim. If Tenant has any claim, Tenant shall be entitled only to bring an independent action therefor; and if such independent action is brought by Tenant, Tenant shall not be entitled to and shall not consolidate it with any pending action or proceeding brought by Landlord against Tenant for a default in the payment of minimum rent or additional rent.


                                  ARTICLE 17

                               Mechanic's Liens

          Section 17.01. If, subject to and notwithstanding Landlord's consent as required under this Lease, Tenant shall cause any changes, alterations, additions, improvements, installations or repairs to be made to or at the Demised Premises or shall cause any labor to be performed or material to be furnished in connection therewith, neither Landlord nor the Demised Premises, under any circumstances, shall be liable for the payment of any expense incurred or for the value of any work done or material furnished, and all such changes, alterations, additions, improvements, installations and repairs and labor and material shall be made, furnished and performed upon Tenant's credit alone and at Tenant's expense, and Tenant shall be solely and wholly responsible to contractors, laborers, and materialmen furnishing and performing such labor and material. Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, to any contractor, laborer or materialman to furnish to perform any such labor or material.

          Section 17.02. If, because of any act or omission (or alleged act or omission) of Tenant, any mechanic's or other lien, charge or order for the payment of money shall be filed against the Demised Premises or the Building or Landlord's estate as tenant under any ground or underlying lease (whether or not such lien, charge or order is valid or enforceable as such), Tenant, at Tenant's expense, shall cause it to be canceled or discharged of record by bonding or otherwise within ten (10) days after notice to Tenant of such filing, and Tenant shall indemnify Landlord against and save Landlord harmless from and shall pay all costs, expenses, losses, fines and penalties, including, without limitation, reasonable attorneys' fees resulting therefrom.

                                  ARTICLE 18

             Landlord's and Tenant's Right to Perform Obligations

          Section 18.01. If Tenant shall default in the performance of any of the terms, covenants and conditions of this Lease, Landlord, without being under any obligation to do so and without hereby waiving such default, may remedy such default for the account and at the expense of Tenant. Any payment made or expense incurred by Landlord for such purpose (including, but not limited to, reasonable attorneys' fees) with interest at the maximum legal rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord on demand, or at Landlord's election, added to any subsequent installment or installments of minimum rent.

          Section 18.02. If Landlord shall fail to perform any repair or maintenance obligation required to be performed by Landlord in the Demised Premises pursuant to the provisions of this Lease, then Tenant shall give Landlord written notice (the "Repair Notice") stating the repair or maintenance obligation which affects the Demised Premises. If Landlord fails to remedy the condition set forth in the Repair Notice within thirty (30) days after such Repair Notice is given, then, to the extent such repair or maintenance may be performed by Tenant solely within the Demised Premises, Tenant may perform the same. Landlord shall reimburse Tenant for the reasonable actual costs and expenses of performing the same, within twenty (20) days after receipt from Tenant of paid receipts therefor, together with waivers of liens with respect thereto.

                                  ARTICLE 19

                          Covenant of Quiet Enjoyment

          Landlord covenants that upon Tenant paying the minimum rent and additional rent and observing and performing all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, after any applicable notice and prior to the expiration of any applicable cure period, Tenant may peaceably and quietly enjoy the Demised Premises, subject nevertheless to the terms and conditions of this Lease.


                                  ARTICLE 20

                                  Excavation

          In the event that construction is to be commenced or an excavation is made or authorized for building or other purposes upon land adjacent to the Building, Tenant shall, if necessary, afford to the person or persons causing or authorized to commence construction or cause such excavation or to engage in such other purpose, license to enter upon the Demised Premises for the purpose of doing such work as shall reasonably be necessary to protect or preserve the Building, from injury or damage and to support the Building and any new structure to be built by proper foundations, pinning and/or underpinning, or otherwise.


                                  ARTICLE 21

                            Services and Equipment

          Section 21.01.  Landlord shall, at its cost and expense:

               (a) Provide operatorless passenger elevator service Mondays through Fridays from 8:00 A.M. to 6:00 P.M., holidays excepted. A passenger elevator will be available at all other times. A service elevator shall be available Mondays through Fridays, holidays excepted, only from 10:00 A.M. to 11:30 A.M. and from 2:30 P.M. to 4:30 P.M.

               (b) Maintain and keep in good order and repair the central heating, ventilating and air-conditioning system installed by Landlord. The system will be operated by Landlord on Mondays through Fridays, holidays excepted, from 8:30 A.M. to 5:30 P.M.

               (c) Provide Building standard cleaning services in the Demised Premises and public portions of the Building, except no services shall be performed Saturdays, Sundays and holidays, in accordance with Schedule "D" annexed hereto and made part hereof. Tenant, at its own cost, may utilize its own employees or outside contractors to perform additional cleaning services in the Demised Premises, provided such employees or outside contractors do not cause any labor disruption or dispute or violate Landlord's union contracts affecting the Building. However, such use of outside contractors shall be subject to the right of Landlord to match the costs chargeable by such outside contractors, in which event Landlord shall perform such services at such cost, to be paid by Tenant within ten (10) days after being billed therefor.

               (d) Furnish hot and cold water for lavatory and drinking purposes. If Tenant requires, uses or consumes water for any other purposes, Landlord may install a meter or meters or other means to measure Tenant's water consumption, and Tenant shall reimburse Landlord for the cost of the meter or meters and the installation thereof, and shall pay for the maintenance of said meter equipment and/or pay Landlord's cost of other means of measuring such water consumption by Tenant. Tenant shall pay to Landlord on demand the cost of all water consumed as measured by said meter or meters or as otherwise measured, including sewer rents.

               (e) If Tenant shall require and request any of the foregoing services at times other than above provided, and if such request is made at least twenty-four (24) hours prior to the time when such additional services are required, Landlord will provide them and Tenant shall pay to Landlord promptly thereafter the charges therefor at the then Building standard rate charged to other tenants in the Building.

          If Tenant shall request Landlord to furnish any services in addition to those hereinabove provided or perform any work not required under this Lease, and Landlord agrees to furnish and/or perform the same, Tenant shall pay to Landlord promptly thereafter the charges therefor, which charges are deemed to be additional rent and payable as such.

          Section 21.02. Holidays shall be deemed to mean all federal holidays, state holidays, Building Service Employees Union Contract holidays and all other applicable union contract holidays.

          Section 21.03. Landlord reserves the right to interrupt, curtail or suspend the services required to be furnished by Landlord under this Lease when the necessity therefor arises by reason of accident, emergency, mechanical breakdown, or when required by any law, order or regulation of any Federal, State, County or Municipal authority, or for any other cause beyond the reasonable control of Landlord. Tenant shall not be entitled to nor shall Tenant make claim for any diminution or abatement of minimum rent or additional rent or other compensation, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment, suspension, work or inconvenience.

          Section 21.04. Tenant shall reimburse Landlord promptly upon demand for the cost to Landlord of removal from the Demised Premises and the Building of any refuse and rubbish of Tenant not covered by the Cleaning Specifications and Tenant shall pay all bills therefor when rendered.


                                  ARTICLE 22

                                  Escalation

          Section 22.01. Taxes. Tenant shall pay to Landlord, as additional rent, tax escalation in accordance with this Section:

               (a) Definitions: For the purpose of this Section, the following definitions shall apply:

                    (i) The term "Tax Base Factor" shall mean the real estate taxes for the Building Project for the period from July 1, 2000 to June 30, 2001, (as finally determined).

                    (ii) The term "The Building Project" shall mean the parcel of land described in Schedule C of this Lease with all improvements erected thereon.

                    (iii) The term "comparative tax year" shall mean the New York City real estate tax year commencing on July 1, 2001, and each subsequent New York City real estate tax year. If the present use of July 1 - June 30 New York City real estate tax year shall hereafter be changed, then such changed tax year shall be used with appropriate adjustment for the transition.

                    (iv) The term "real estate taxes" shall mean the total of all taxes, special or other assessments and charges of any Special Business Improvement District levied, assessed or imposed at any time by any governmental authority upon or against the Building Project, and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said Building Project to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof, upon or against said Building Project, excluding income, estate and franchise taxes. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit rents or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the real estate taxes, or in lieu of or additions to or increases of said real estate taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of "real estate taxes" for the purposes hereof. If, by law, any assessment may be paid in installments, then, for the purpose hereof (a) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and (b) there shall be included in real estate taxes for each comparative year in which such installments may be paid, the installments of such assessment so becoming payable during such comparative tax year, together with interest payable during such comparative tax year.

                    (v) The term "the Percentage" for purposes of computing tax escalation, shall mean 4.85%.

               (b)  (i)      In the event that the real estate taxes payable for
          any comparative tax year shall exceed the Tax Base Factor, Tenant shall pay to Landlord, as additional rent for such comparative tax year, an amount for tax escalation equal to the Percentage of the excess. Before or after the start of each comparative year, Landlord shall furnish to Tenant a statement of the real estate taxes payable for such comparative tax year. Tenant shall make its aforesaid tax escalation payment to Landlord, in installments in the same manner that such taxes are payable by Landlord to the governmental authority. If a statement is furnished to Tenant after the commencement of the comparative tax year in respect of which such statement is rendered, Tenant shall, within ten (10) days thereafter, pay to Landlord an amount equal to those installments of the total tax escalation payable as provided in the preceding sentence, during the period prior to the first day of the month next succeeding the month in which the applicable statement has been furnished. If, during the term of this Lease, taxes are required to be paid, in full or in monthly or other installments, on any other date or dates than as presently required, or if Landlord shall be required to make monthly deposits of real estate taxes to the holder of any first institutional mortgage then Tenant's tax escalation payment(s) shall be correspondingly adjusted so that said payments are due to Landlord in corresponding installments not later than thirty (30) days prior to the last date on which the applicable installment of such real estate taxes shall be due and payable to the governmental authority or such mortgagee.

                    (ii) If in establishing the amount of the real estate taxes payable for any comparative tax year, Landlord has incurred expenses for legal and/or consulting services rendered in, applying for, negotiating or obtaining a reduction of the assessment upon which the real estate taxes are predicated, Tenant shall pay an amount equal to the Percentage of such expenses.

                    (iii) The statements of the tax escalation to be furnished by Landlord as provided above shall be certified by Landlord as correct and shall constitute a final determination as between Landlord and Tenant of the tax escalation for the periods represented thereby, except for manifest error.

                    (iv) In no event shall the fixed minimum rent under this Lease be reduced by virtue of this Section 22.01.

                    (v) Upon the date of any expiration or termination of this Lease, whether the same be the date hereinabove set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for the comparative tax year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such comparative tax year. Prior to or promptly after said expiration or termination, Landlord shall compute the additional rent due from Tenant, as aforesaid and Tenant shall promptly pay Landlord any amount unpaid. If Landlord shall receive a refund of any amount of real estate taxes for any comparative tax year for which Tenant has made a payment, Landlord shall promptly pay to Tenant the Percentage of any such refund, less the Percentage of any legal fees and other expenses provided for in Section 22.01 (b)(ii) to the extent the same have theretofore been paid by Tenant to Landlord.

                    (vi) Tenant's and Landlord's obligations to make the adjustments referred to in subdivision (v) above shall survive any expiration or termination of this Lease.

                    (vii) Any delay or failure of Landlord in billing any tax escalation hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such tax escalation hereunder.

                    (viii) Notwithstanding any language to the contrary contained in this Lease, Landlord and Tenant agree that for the purposes of this Section 22.01, Real Estate Taxes and Tax Escalation Payments shall be calculated without regard to any deductions, credits, abatements, or deferral of Real Estate Taxes which Landlord may receive pursuant to Sections 11.256 through 11-267 of the Administrative Code of the City of New York, authorized by Title 2-D of Article 4 of the New York real Property Tax Law and any and all rules and regulations promulgated thereunder (herein collectively called the "ICIP Program").

          Section 22.02. Porter's Wage Rate. Tenant shall pay to the Landlord, as additional rent, a porters wage rate escalation in accordance with this
Section:

               (a) For the purpose of this Section, the following definitions shall apply:

                    (i) "Wage Rate" shall mean the minimum regular hourly rate of wages in effect as of January 1st of each year (whether paid by Landlord or any contractor employed by Landlord) computed as paid over a forty hour week to Porters in Class A office buildings pursuant to an Agreement between Realty Advisory Board on Labor Relations, Incorporated, or any successor thereto, and Local 32B-32J of the Building Service Employees International Union, AFL-CIO, or any successor thereto; and provided, however, that if there is no such agreement in effect prescribing a wage rate for Porters, computations and payments shall thereupon be made upon the basis of the regular hourly wage rate actually payable in effect as of January 1st of each year, and provided, however, that if in any year during the term, the regular employment of Porters shall occur on days or during the hours when overtime or other premium pay rates are in effect pursuant to such Agreement, then the term "hourly rate of wages" as used herein shall be deemed to mean the average hourly rate for the hours in a calendar week during which Porters are regularly employed (e.g., if pursuant to an agreement between Realty Advisory Board and the Local the regular employment of Porters for forty hours during a calendar week is at a regular hourly wage rate of $3.00 for the first thirty hours, and premium or overtime hourly wage rate of $4.50 for the remaining ten hours, then the hourly rate of wages under this Article during such period shall be the total weekly rate of $135.00 divided by the total number of regular hours of employment, forty or $3.375). Notwithstanding the foregoing, if at any time such hourly wage rate is different for new hire and old hire Porters, then thereafter such hourly wage rate shall be based on the weighted average of the wage rates for the different classifications of Porters.

                    (ii) "Base Wage Rate" shall mean the Wage Rate in effect on January 1, 2000.

                    (iii) The term "Porters" shall mean that classification of non-supervisory employees employed in and about the Building who devote a major portion of their time to general cleaning, maintenance and miscellaneous services essentially of a non-technical and non-mechanical nature and are the type of employees who are presently included in the classification of "Class A--Others" in the Commercial Building Agreement between the Realty Advisory Board and the aforesaid Union.

                    (iv) The term "minimum regular hourly rate of wages" shall not include any payments for fringe benefits or adjustments of any kind.

                    (v)      The term "Multiplication Factor" shall mean 16,000.

               (b) If the Wage Rate for any calendar year during the term shall be increased above the Base Wage Rate, then Tenant shall pay, as additional rent, an amount equal to the product obtained by multiplying the Multiplication Factor by 100% of the number of cents (including any fraction of a cent) by which the Wage Rate is greater than the Base Wage Rate, such payment to be made in equal one-twelfth (1/12th) monthly installments commencing with the first monthly installment of minimum rent falling due on or after the effective date of such increase in Wage Rate (payable retroactive from said effective date) and continuing thereafter until a new adjustment shall have become effective in accordance with the provisions of this Article. Landlord shall give Tenant notice of each change in Wage Rate which will be effective to create or change Tenant's obligation to pay additional rent pursuant to the provisions of this
     Section 22.02 and such notice shall contain Landlord's calculation in reasonable detail and certified as true by an authorized partner of Landlord or of its managing agent, of the annual rate of additional rent payable resulting from such increase in Wage Rate. Such amounts shall be prorated for any partial calendar years during the term.

               (c) Every notice given by Landlord pursuant to Section 22(b) hereof shall be conclusive and binding upon Tenant, except for manifest error.

               (d) Any delay or failure of Landlord in billing any wage rate escalation hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such wage rate escalation.

               (e) The "Wage Rate" is intended to be a substitute comparative index of economic costs and does not necessarily reflect the actual costs of wages or other expenses of operating the Building. The Wage Rate shall be used whether or not the Building is a Class A office building and whether or not Porters are employed in the Building and without regard to whether such employees are members of the Union referred to in subsection (a) hereof.


                                  ARTICLE 23

                              Electric Inclusion

          Section 23.01

               (a) Landlord shall furnish electric energy on a rent inclusion basis to the Demised Premises, the charges therefor being included in the minimum rent. The amount included in the minimum rent is based upon the normal use of such electric energy between the hours of 8:00 A.M. to 6:30 P.M. on Mondays through Fridays, holidays excepted, for lighting and for the normal use of lamps, typewriters, personal computers and similar customary office machines. Landlord shall not be liable in any way for any loss, damage or expense that Tenant may sustain or incur by reason of for any failure, change, interruption or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act or omission of the Electric Service Provider or Alternate Service Provider (as said terms are hereinafter defined) serving the Building with electricity and no such failure, change, interruption or defect shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement of minimum rent or additional rent or relieve Tenant of its obligations under this Lease. Tenant shall furnish and install, at its sole cost and expense, all lighting fixtures, tubes, lamps, bulbs, ballasts and outlets relating to Tenant's electrical equipment.

               (b) Landlord has advised Tenant that presently Con Edison ("Electric Service Provider") is the utility company selected by Landlord to provide electricity service for the Building. Notwithstanding the foregoing, if permitted by law, Landlord shall have the right at any time and from time to time during the term of this Lease to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an "Alternate Service Provider") or continue to contract for service from the Electric Service Provider.

               (c) Tenant shall cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, Electric Service Provider, and any Alternate Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Demised Premises.

          Section 23.02. Tenant's connected electrical load in the Demised Premises, including lighting, shall not at any time exceed the capacity of any of the electrical conductors and equipment in or serving the Demised Premises. Landlord represents that such capacity is five (5) watts per usable square foot (excluding Building HVAC. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without Landlord's prior consent in each instance, connect any additional fixtures, appliances or equipment (other than as set forth in Section 23.01) or make any alteration or addition to the electric system of the Demised Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in the annual minimum rent by an amount which will reflect the value to Tenant of the additional service to be furnished by Landlord, that is the potential additional electrical energy to be made available to Tenant based upon the estimated additional capacity of such additional risers or other equipment. If Landlord and Tenant cannot agree thereon, the amount of such increase shall be determined by a reputable, independent electrical engineer or consultant, to be selected by Landlord whose fees or charges shall be paid by Tenant. When the amount of such increase is so determined, Tenant shall pay to Landlord within twenty (20) days following notification to Tenant of such determination the amount thereof retroactive to the date of such increased usage, unless within such twenty (20) day period Tenant disputes such determination. If Tenant disputes such determination, it shall, at its own expense, obtain from a reputable, independent electrical engineer or consultant, its own survey of the additional electrical energy consumed by Tenant. Tenant's consultant and Landlord's consultant shall then seek to agree on a finding of such determination of such change in the consumption of electrical energy. If they cannot agree, they shall choose a third reputable, independent electrical engineer or consultant, whose cost shall be shared equally by Landlord and Tenant, to make a similar survey, and the determination of such third consultant shall be controlling. If they cannot agree on such third consultant, within ten
(10) days, then either party may apply to the Supreme Court in the County of New York, for the appointment of such third consultant. However, pending such determination, Tenant shall pay to Landlord the amount as determined by Landlord's engineer or consultant. If the amount determined as aforesaid is different from that determined by Landlord's engineer or consultant, then Landlord and Tenant shall make adjustment for any deficiency owed by Tenant or overage paid by Tenant. Following the final determination, the parties shall execute an agreement supplementary hereto to reflect such increase in the annual minimum rent and in the amount set forth in Section 23.03; but such increase shall be effective even if such supplementary agreement is not executed.

          Section 23.03. If, during the term of this Lease, the public utility rate paid by Landlord for the supply of electric current to the Building shall be increased or decreased or if there shall be an increase or decrease in taxes or if additional taxes shall be imposed upon the sale or furnishing of such electric energy (hereafter collectively as the "cost") the annual minimum rent shall be increased or decreased by an amount arrived at by multiplying $48,000 (or the sum to which said sum may have been increased or decreased pursuant to the provisions of Section 23.02 or this Section 23.03 prior to the effective date of the cost increases or decreases; such sum being referred to herein as the "Rent Inclusion Factor") by the percentage of the increase or decrease of such cost. When the amount of such increase or decrease is so determined, Landlord and Tenant shall execute an agreement supplementary hereto to reflect such increase or decrease in the amount of the minimum rent payable and effective from the effective date of such increase, but such increase shall be effective from such date whether or not such a supplementary agreement is executed. Notwithstanding the foregoing provisions of this Section 23.03, the Rent Inclusion Factor shall never be less than $48,000.00

          Section 23.04. Landlord reserves the right to discontinue furnishing electric energy at any time, whether or not Tenant is in default under this Lease, upon not less than thirty (30) days' notice to Tenant. If Landlord exercises such right of discontinuance, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electric energy to Tenant, and the minimum rent payable under this Lease shall be reduced by an amount per annum equal to the then prevailing Rent Inclusion Factor. If Landlord so elects to discontinue furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the Electric Service Provider furnishing electric service to the Building or the Alternate Service Provider. Notwithstanding the foregoing, Landlord shall not discontinue furnishing electric energy until Tenant is able to obtain such electric energy directly from said Electric Service Provider or the Alternate Service Provider. Such electric energy may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company, and which are to be located within the Demised Premises, shall be installed and maintained by Tenant at its expense.

          Section 23.05. At no time shall Tenant's connected electrical load in the Demised Premises, including lighting, exceed five (5) watts per usable square foot.


                                  ARTICLE 24

                                    Broker

          Landlord and Tenant covenant and represent that the sole brokers who negotiated and brought about this transaction were Cushman & Wakefield, Inc. and Cohen Brothers Realty Corporation and Landlord agrees to pay a commission therefor as per separate agreements. Landlord and Tenant agree to hold the other harmless against any claims for a brokerage commission arising out of a breach by the other of the representations contained in this Article.

                                  ARTICLE 25

                        Subordination and Ground Lease

          Section 25.01. This Lease is subject and subordinate to (a) the ground and underlying lease, dated as of May 1, 1967 between Southern Associates, Inc., as landlord, and Sherman Cohen, Mortimer H. Cohen and Edward
B. Cohen, as tenant, (the "Ground Lease") a memorandum of which was recorded in the Office of the City Register, New York County, in Reel 181, Page 194 and to the rights of the landlord thereunder (the landlord under said Ground Lease being sometimes referred to in this Lease as the "Overlandlord"), (b) any other future ground and underlying lease, and (c) to a leasehold mortgage, dated October 3, 1989 (the "Leasehold Mortgage"), between 475 Park Avenue So. Co., et al., as Mortgagor, and Mutual Life Insurance Company of New York, as Mortgagee, recorded on October 5, 1988, in the Office of the City Register, New York County, in Reel 1474, Page 782, and (d) to all mortgages which may now or hereafter affect any such ground and underlying lease or the Building, and to all renewals, modifications, amendments, consolidations, replacements or extensions of any of the foregoing (hereinafter collectively called the "Mortgages"). This clause shall be self-operative and no further instrument of subordination shall be required. However, in confirmation of such subordination, Tenant, at any time and from time to time, shall execute promptly any certificate and document that Landlord may request, which reasonably evidences such subordination, and Tenant hereby irrevocably constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument for and on behalf of Tenant if not so executed and delivered by Tenant within fifteen (15) days after such request. Notwithstanding the foregoing, Landlord agrees to request from the existing Overlandlord and the existing mortgagee an agreement ("non-disturbance and adornment agreement"), providing in substance that Tenant's possession of and rights in the Demised Premises shall remain undisturbed, so long as Tenant is not in default under the provisions of this Lease, and providing that Tenant agrees in said instrument to attorn to such Overlandlord or mortgagee as its Landlord under this Lease. However, Landlord shall have no liability or responsibility to Tenant if Landlord is unable to obtain either one or both of said non-disturbance and adornment agreements and this Lease shall remain subject and subordinate to said Ground Lease and/or Leasehold Mortgage. Concurrently with the execution of this Lease Tenant has executed a non-disturbance and attornment agreement with respect to the existing Overlandlord and existing mortgagee. Landlord shall also request from the lessor under any future ground lease or the holder of any future mortgage a non-disturbance and attornment agreement in the then customary form of such lessor or mortgagee, provided this Lease shall remain subject and subordinate to such future mortgage or ground lease notwithstanding that Landlord may not be able to obtain a non-disturbance and attornment agreement from either one or both of said parties.

          Section 25.02.

               (a) The Tenant covenants and agrees that if by reason of a default under any ground or underlying lease (including an underlying lease through which the Landlord derives its leasehold estate in the Demised Premises), or under the Leasehold Mortgage or any Mortgage, such ground or underlying lease and the leasehold estate of the Landlord in the premises demised hereby is terminated, the Tenant will attorn to the then holder of the reversionary interest in the premises demised by this Lease and will recognize such holder as the Tenant's Landlord under this Lease, unless, subject to any non-disturbance and adornment agreement, the lessor under such ground or underlying lease or the holder of any such Mortgage shall, in any proceeding to terminate such ground or underlying lease or foreclosure of such Mortgage, elect to terminate this Lease and the rights of Tenant hereunder; provided, however, the holder of the reversionary interest shall not be: (i) liable for any act or omission or negligence of Landlord under this Lease; (ii) subject to any counterclaim, defense or offset, which theretofore shall have accrued to Tenant against Landlord;
     (iii) obligated to perform any work; (iv) bound by any previous modification or amendment of this Lease or by any previous prepayment of more than one months' rent, unless such modification or prepayment shall have been approved in writing by the holder of such Mortgage; (v) obligated to repair the Demised Premises, or the Building, or any part thereof, in the event of any damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to the then holder of the reversionary interest; or (vi) obligated to repair the Demised Premises or the Building, or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to the then holder of the reversionary interest on account of partial condemnation of the Demised Premises or the Building. By execution of this Lease, Tenant acknowledges that is has received sufficient notice of the existence and text of Article 8 of the Leasehold Mortgage to confer upon the Mortgagee of same only the benefits of Section 291-f of the Real Property Law of the State of New York. Tenant agrees to execute and deliver, at any time and from time to time, within fifteen (15) days after the request of the Landlord of or the lessor under any such ground or underlying lease or the holder of any such Mortgage any instrument which may be necessary or appropriate to evidence such adornment, and Tenant hereby irrevocably constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument for and on behalf of Tenant, if not so executed and delivered within such fifteen (15) day period. Tenant further waives the provisions of any statute or rule or law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the premises demised hereby in the event any proceeding is brought by the lessor under any such ground or underlying lease or the holder of any such Mortgage to terminate the same, and agrees that, subject to any non-disturbance and adornment agreement, unless and until any such lessor, in connection with any such proceeding, shall elect to terminate this Lease and the rights of Tenant hereunder, this Lease shall not be affected in any way whatsoever by any such proceeding.

               (b) Upon its receipt of a written notice from the lessor under any ground or underlying lease or the holder of any such Mortgage to the effect that (i) the lessor of said ground or underlying lease or the holder of any such Mortgage is entitled to send a notice to Landlord, as tenant under said ground or underlying lease, terminating said lease, and (ii) the Tenant should pay the minimum rent and additional rent thereafter due and payable under this Lease to said lessor or the holder of any such Mortgage at a place designated in such notice, Tenant shall pay such minimum rent and additional rent to said lessor under said ground or underlying lease or the holder of any such Mortgage at such designated place until such time as said lessor or the holder of any such Mortgage shall notify Tenant that Landlord is no longer in default under said ground or underlying lease or said Mortgage and that Tenant may resume paying all minimum rent and additional rent thereafter due and payable under this Lease to Landlord. Tenant shall have no liability to Landlord for paying any minimum rent or additional rent to said lessor under the ground or underlying lease or the holder of any such Mortgage or otherwise acting in accordance with the provisions of any notice sent to it under this paragraph and shall be relieved of its obligations to pay Landlord any minimum rent or additional rent under this Lease to the extent such payments are made to said lessor under the ground or underlying lease or the holder of any such Mortgage.

          Section 25.03. In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, pursuant to the terms of this Lease, Tenant will not exercise any such right until:

               (a) it has given written notice of such act or omission to the holder of any Mortgage and to the lessor of any ground or underlying lease, whose names and addresses shall previously have been furnished to Tenant in accordance with Article 31, addressed to such holder and lessor at the last addresses so furnished, and

               (b) a reasonable period (not to exceed the period in the ground lease or the Mortgage, as the case may be) for remedying such act or omission shall have elapsed following such giving of notice during which such parties, or any of them, with reasonable diligence, following the giving of such notice, shall not have commenced and is or are not continuing to remedy such act or omission or to cause the same to be remedied.

          Section 25.04. If, in connection with obtaining financing for the Building, or of Landlord's interest in any ground or underlying lease, a banking, insurance or other recognized institutional lender shall request modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto and its execution and delivery of such modification agreement, provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect the leasehold interest hereby created or reduce Tenant's rights hereunder.


                                  ARTICLE 26

                             Estoppel Certificate

          Tenant shall at any time, and from time to time, within fifteen (15) days after so requested by Landlord, execute, acknowledge and deliver to Landlord, a statement addressed to Landlord or its designee stating (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) stating the dates to which the minimum rent and additional rent have been paid, (c) stating whether or not there exists any default by Landlord, and, if so, specifying each such default, and (d) such other information requested by Landlord or the Mortgagee that pertains to the status of this Lease or the performance of obligations under this Lease as to which Tenant has actual knowledge, it being intended that any such statement may be relied upon by Landlord and parties with whom it may be dealing, including any mortgagee or prospective mortgagee of any mortgage affecting the Building or the leasehold estate under any ground or underlying lease affecting the land described in Schedule B and/or Building and improvements thereon, or may be relied upon by the landlord under any such ground or underlying lease or a purchaser of Lessee's estate under any such ground or underlying lease or any interest therein.


                                  ARTICLE 27

                              Waiver of Jury Trial

          Tenant hereby waives trial by jury in any proceeding, action or counterclaim that may hereafter be instituted against it on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord or Tenant, Tenants use or occupancy of the Demised Premises, including any claims for injury or damage, or any emergency or other statutory remedy with respect thereto.

                                  ARTICLE 28

                             Surrender of Premises

          Section 28.01. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender the Demised Premises in good order and condition, ordinary wear and tear and damage by the elements, fire or other casualty or any other cause for which Tenant might not be liable excepted, and shall remove all its property therefrom, except as otherwise provided in this Lease. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

          Section 28.02. In the event Tenant shall remain in possession of the Demised Premises after the expiration or other termination of the term of this Lease, such holding over shall not constitute a renewal or extension of this Lease. Landlord, may, at its option, elect to treat Tenant as one who is not removed at the end of the term, and thereupon be entitled to all of the remedies against Tenant provided by law in that situation or Landlord may elect to construe such holding over as a tenancy from month-to-month, subject to all of the terms and conditions of this Lease, except as to the duration thereof, and the minimum rent shall be due, in either of such events, at a monthly rental rate equal to two (2) times the monthly installment of minimum rent which would otherwise be payable for such month, together with any and all additional rent.


                                  ARTICLE 29

                             Rules and Regulations

          Section 29.01. Tenant, its servants, employees, agents, visitors and licensees shall observe faithfully and comply with the rules and regulations set forth in Schedule "C" attached hereto and made a part hereof. Landlord shall have the right from time to time during the term of this Lease to make reasonable changes in and additions to the rules thus set forth. All rules and regulations shall be enforced in a non-discriminatory manner against Tenant.

          Section 29.02. Any failure by Landlord to enforce any rules and regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a breach hereunder or waiver of any such rules and regulations.

                                  ARTICLE 30

                    Successors and Assigns and Definitions

          Section 30.01. The covenants, conditions and agreements contained in this Lease shall bind and enure to the benefit of Landlord and Tenant and their respective distributees, legal representatives, successors and, except as otherwise provided herein, their assigns.

          Section 30.02. The term "Landlord" as used in this Lease, so far as the covenants and agreements on the part of Landlord are concerned shall be limited to mean and include only the owner or owners at the time in question of the tenant's estate under the Ground Lease or under any ground or underlying lease covering the land described in Schedule B hereto annexed and/or the Building and improvements thereon. In the event of any assignment or assignments of such tenant's estate, and regardless of whether the assignee is financially responsible or solvent and not notwithstanding that the assignor may be a stockholder, officer or director of a corporate assignee or may be associated directly or indirectly with the assignee, Landlord herein named (and in case of any subsequent assignment, the then assignor) shall be automatically freed and relieved from and after the date of such assignment of all personal liability as respects to performance of any of Landlord's covenants and agreements thereafter to be performed, and such assignee shall, by acceptance of such assignment, be bound by all of such covenants and agreements and the assignee shall assume in writing the Landlord's obligations hereunder; it being intended that Landlord's covenants and agreements shall be binding on Landlord, its successors and assigns only during and in respect of their successive periods of such ownership. Notwithstanding the foregoing, Landlord shall not be relieved of any liability with respect to any security deposited with and held by Landlord until said security is transferred to such assignee.

          However, in any event, Landlord shall not have any personal liability or obligation by reason of any default by Landlord under any of Landlord's covenants and agreements in this Lease, and in case of such default, Tenant will look only to Landlord's estate, as tenant under the Ground Lease or under any ground or underlying lease, covering the land described in Schedule B, to recover any loss or damage resulting therefrom; and Tenant shall have no right to nor shall Tenant assert any claim against nor have recourse to Landlord's other property or assets to recover such loss or damage.

          Section 30.03. All pronouns or any variation thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural as the identity of the person or persons may require; and if Tenant shall consist of more than one
(1) person, the obligations of such persons, as Tenant, under this Lease, shall be joint and several.

          Section 30.04. The definitions contained in Schedule E annexed hereto are hereby made a part of this Lease.

                                  ARTICLE 31

                                    Notices

          Any notice, statement, certificate, request, approval, consent or demand required or permitted to be given under this Lease shall be in writing sent by registered or certified mail (or reputable, commercial overnight courier service), return receipt requested and postage prepaid, addressed, as the case may be, to Landlord, at 750 Lexington Avenue, New York, New York 10022, and to Tenant, prior to the Commencement Date at 250 Executive Park Blvd., Suite 4000, San Francisco, California, and after the Commencement Date, at the Demised Premises, or to such other addresses as Landlord or Tenant respectively shall designate in the manner herein provided. Such notice, statement, certificate, request, approval, consent or demand shall be deemed to have been given on the date when received, as aforesaid, or on the date of delivery (or refusal to accept delivery) by overnight courier.


                                  ARTICLE 32

                          No Waiver; Entire Agreement

          Section 32.01. The specific remedies to which Landlord may resort under the provisions of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any of the terms, covenants and conditions of this Lease. The failure of Landlord to insist upon the strict performance of any of the terms, covenants and conditions of this Lease, or to exercise any right or remedy herein contained, shall not be construed as a waiver or relinquishment for the future of such term, covenant, condition, right or remedy. A receipt by Landlord of minimum rent or additional rent with knowledge of the breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such breach. This Lease may not be changed or terminated orally. In addition to the other remedies in this Lease provided, Landlord shall be entitled to restraint by injunction of the violation or attempted or threatened violation of any of the terms, covenants and conditions of this Lease or to a decree, any court having jurisdiction in the matter, compelling performance of any such terms, covenants and conditions.

          Section 32.02. No receipt of monies by Landlord from Tenant, after any re-entry or after the cancellation or termination of this Lease in any lawful manner, shall reinstate the Lease; and after the service of notice to terminate this Lease, or after commencement of any action, proceeding or other remedy, Landlord may demand, receive and collect any monies due, and apply them of account of Tenant's obligations under this Lease but without in any respect affecting such notice, action, proceeding or remedy, except that if a money judgment is being sought in any such action or proceeding, the amount of such judgment shall be reduced by such payment.

          Section 32.03. If Tenant is in arrears in the payment of minimum rent or additional rent, Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited and Landlord may apply any of such payments to any such items in arrears as Landlord, in its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which any such payments shall be credited.

          Section 32.04. No payment by Tenant nor receipt by Landlord of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of any such payment, nor shall any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such payment due or pursue any other remedy in this Lease provided.

          Section 32.05. This Lease and the Schedules annexed hereto constitute the entire agreement between Landlord and Tenant referable to the Demised Premises, and all prior negotiations and agreements are merged herein.

          Section 32.06. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

          Section 32.07. Tenant acknowledges that Landlord will contract or has contracted with one or more providers of telecommunications services for the installation of cable, wire and related electrical, electronic or mechanical devices in the Building sufficient to provide telecommunications services to the Demised Premises, and Tenant agrees to engage such a provider, as designated by Landlord, to provide such services, unless another provider selected by Tenant and approved by Landlord agrees to provide such services to Tenant at a lower cost than the provider designated by Landlord. In such event Landlord shall have the right to cause the service provider designated by Landlord to match the cost chargeable by the provider selected by Tenant, in which event Tenant agrees to engage the provider designated by Landlord.

          Section 32.08. It is understood and agreed that this Lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way whatsoever until (i) Tenant has duly executed and delivered duplicate originals to Landlord, and (ii) Landlord has executed and delivered one of said fully executed originals to Tenant.

                                  ARTICLE 33

                                   Captions

          The captions of Articles in this Lease are inserted only as a matter of convenience and for reference and they in no way define, limit or describe the scope of this Lease or the intent of any provision thereof.


                                  ARTICLE 34

                             Inability to Perform

          If the performance or observance by Landlord or Tenant of any of the terms, covenants and conditions of this Lease on the part of Landlord or Tenant to be performed shall be delayed by reason of unavoidable delays (as hereinafter defined), then the time for the performance or observance thereof shall be extended for the period of time as Landlord or Tenant shall have been so delayed, provided Tenant shall continue, notwithstanding unavoidable delays, to be obligated to pay minimum rent and additional rent without abatement.

          The words "unavoidable delays", as used in this Lease shall mean (a) the enactment of any law or issuance of any governmental order, rule or regulation (i) prohibiting or restricting performance of work of the character required to be performed by Landlord under this Lease, or (ii) establishing rationing or priorities in the use of materials, or (iii) restricting the use of labor, and (b) strikes, lockouts, acts of God, inability to obtain labor or materials, enemy action, civil commotion, fire, unavoidable casualty or other similar types of causes beyond the reasonable control of Landlord, other than financial inability.


                                  ARTICLE 35

                        No Representations by Landlord

          Neither Landlord nor any agent or employee of Landlord has made any representation whatsoever with respect to the Demised Premises except as expressly set forth in this Lease.

                                  ARTICLE 36

                                 Rent Control

          In the event the minimum rent and/or additional rent or any part thereof provided to be paid by Tenant under the provisions of this Lease during the demised term shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any federal, state, county or city law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, code or regulations of any organization or entity formed pursuant to law, Tenant shall enter into such agreement(s) and take such other steps (without additional expense or liability to Tenant) as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the minimum rent and/or additional rent shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) Tenant shall pay to Landlord promptly upon being billed, to the maximum extent legally permissible, an amount equal to (i) minimum rent and/or additional rent which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect.


                                  ARTICLE 37

                             Late Payment Charges

          If Tenant shall fail to pay any minimum rent or additional rent within ten (10) days after its due date, Tenant shall pay a late charge of $.05 for each $1.00 which remains unpaid after such period to compensate Landlord for additional expense in processing such late payment. In addition, if Tenant fails to pay any minimum rent or additional rent within fifteen (15) days after its due date, Tenant shall pay interest thereon from the date due until the date paid at the rate of one and one-half percent (1-1/2%), per month. If any check of Tenant in payment of any sum due under this Lease, including but not limited to minimum rent and additional rent, fails to clear the bank, Tenant shall pay a charge of $250.00.

                                  ARTICLE 38

                               Security Deposit

          Section 38.01. Concurrently with the execution of this Lease, Tenant shall deposit with Landlord the sum of $712,000, by Letter of Credit as provided in Section 38.02, as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. Tenant agrees that, in the event that Tenant defaults, after any applicable notice and expiration of any applicable cure period, in respect of any of the terms, provisions and conditions of this Lease (including the payment of minimum rent and additional rent), Landlord may notify the "Issuing Bank" (as such term is defined in Section 38.02) and thereupon receive all of the monies represented by the said Letter of Credit and use, apply, or retain the whole or any part of such proceeds to the extent required for the payment of any rent, additional rent, or any other sum as to which Tenant is in default, or for any sum that Landlord may expend or may be required to expend by reason of Tenant's default, in respect of any of the terms, covenants and conditions of this Lease (including any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord). In the event that Landlord applies or retains any portion or all of the proceeds of such Letter of Credit Tenant shall forthwith restore the amount so applied or retained so that, at all times, the amount deposited shall be $712,000, or the amount set forth in Section 38.06, as the case may be. Upon Tenant making such additional deposit, Landlord is hereby authorized to act as Tenant's agent to use the proceeds of the Letter of Credit to obtain a new Letter of Credit and Tenant hereby irrevocably appoints Landlord as Tenant's agent and attorney-in-fact to obtain a replacement Letter of Credit from the Issuing Bank or any such qualifying bank (such qualifying bank shall then be the Issuing Bank). If Tenant shall fail or refuse to make such additional deposit, Landlord shall have the same rights in law and in equity and under this Lease as it has with respect to a default by Tenant in the payment of minimum rent. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Letter of Credit shall be returned to Tenant after the expiration date and after delivery of possession of the entire Demised Premises to Landlord in the condition provided in this Lease for such delivery of possession.

          Section 38.02. Such letter of credit (the "Letter of Credit") shall be a clean, irrevocable and unconditional Letter of Credit (the "Letter of Credit") issued by and drawn upon any commercial bank (the "Issuing Bank") with offices for banking purposes in the City of New York and having at all times that such Letter of Credit is in effect a net worth of not less than $500,000,000.00, which Letter of Credit shall have an initial term of not less than one year or finally having a term expiring not less than ninety (90) days following the expiration of the term of this Lease, shall permit multiple drawings, shall be transferable by the beneficiary on one or more occasions at no charge to the beneficiary, and otherwise be in form and content satisfactory to Landlord, be for the account of Landlord and be in the amount of $712,000 or the amount set forth in Section 38.06, as the case may be. Notwithstanding the foregoing, if at any time the net worth of the Issuing Bank is less than $500,000,000.00 or its rating is downgraded from its current rating, and provided Tenant does not replace the existing Letter of Credit with a Letter of Credit meeting the criteria of Section 38.02 within the sooner of thirty (30) days following Tenant's receipt of Landlord's notice to Tenant of either of the foregoing events or the number of days remaining until the expiration date of the existing Letter of Credit, Landlord shall have the right, at any time thereafter, to draw down the entire proceeds of the existing Letter of Credit and hold such proceeds pursuant to the terms of Section 38.01 as cash security pending the replacement of such Letter of Credit. The Letter of Credit shall provide that:

               (a) the Issuing Bank shall pay to Landlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of the Letter of Credit and a sight draft, in the amount to be drawn together with a statement signed by a member of Landlord that Tenant is in default under this Lease after any applicable notice and cure period.

               (b) it shall be deemed automatically renewed, without amendment, for consecutive periods of one (1) year each thereafter during the term of this Lease, unless Issuing Bank sends written notice (hereinafter referred to as the Non-Renewal Notice) to Landlord by certified or registered mail, return receipt requested, not less than sixty (60) days next preceding the expiration date of the Letter of Credit that it elects not to have the Letter of Credit renewed, and it being agreed that the giving of such Non-Renewal Notice shall for the purpose of this Article 38 be deemed a default under this Lease;

               (c) Landlord, subsequent to its receipt of a Non-Renewal Notice, and prior to the expiration date of the Letter of Credit, shall have the right, exercisable by means of sight draft, to receive the monies represented by the Letter of Credit and hold such proceeds pursuant to the terms of Section 38.01 as cash security pending the replacement of such Letter of Credit; and

               (d) upon Landlord's sale or assignment of its estate as Tenant under any ground or underlying lease, the Letter of Credit shall be transferable by Landlord, as provided in Section 38.03.

          Section 38.03. In the event Landlord's estate as tenant under any ground or underlying Lease is sold or assigned, Landlord shall transfer the cash security or the Letter of Credit then held by Landlord to the vendee or assignee, and Landlord shall thereupon be released by Tenant from all liability for the return of such cash security or Letter of Credit. In such event, Tenant agrees to look solely to the new Landlord for the return of said cash security or Letter of Credit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the cash security or Letter of Credit to a new Landlord.

          Section 38.04. Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the monies or Letter of Credit deposited hereunder as security, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

          Section 38.05. The use of the security, as provided in this Article, shall not be deemed or construed as a waiver of Tenants default or as a waiver of any other rights and remedies to which Landlord may be entitled under the provisions of this Lease by reason of such default, it being intended that Landlord's rights to use the whole or any part of the security shall be in addition to but not in limitation of any such other rights and remedies; and Landlord may exercise any of such other rights and remedies independent of or in conjunction with its rights under this Article.

          Section 38.06. Provided that (i) Tenant is not, at the time of any reduction as hereafter provided, then in default under any of the terms, covenants and conditions of this Lease on its part to be performed and (ii) Tenant's net profits, determined in accordance with generally accepted accounting procedures, has been at least $50,000,000.00 for the last two (2) fiscal years of Tenant, then at any time after the actual payment by Tenant of thirty-six (36) monthly installments of minimum rent, the amount of the security deposit hereunder shall be reduced by the amount of $71,200 and shall also be reduced annually thereafter by a like amount of $71,200, until such time that the amount of the security deposit is $356,000, and thereafter there shall be no further reduction. In each such event, Tenant shall either deliver to Landlord a replacement Letter of Credit in the reduced amount and Landlord will then return to Tenant the existing Letter of Credit, or Tenant will deliver to Landlord an amendment to the existing Letter of Credit reducing the amount thereof to the applicable amount.

                                  ARTICLE 39

                               Additional Space

          Section 39.01. So long as this Lease is then in full force and effect and Tenant is not then in default in performing any of the conditions of this Lease on its part to be performed, both at the time of Landlord's Availability Notice (as hereinafter defined) and on the Effective Date (as hereinafter defined) for the Additional Space (as hereinafter defined), at any time during the term of this Lease (excluding the last two (2) years) that Landlord becomes aware of the potential availability of the entire 3rd, 5th or 6th floors in the Building (each such floor being referred to herein as the "Additional Space"), which Landlord anticipates will come available for lease and future occupancy by Tenant, Landlord shall then give Tenant notice thereof (the "Availability Notice"). Such notice shall also state the rentable square feet of the Additional Space (which for the purpose of this Article 39 is agreed to be 16,000 for each) and Landlord's reasonable estimation of the date when such Additional Space will be available for Tenant's occupancy (the "Occupancy Date"). If the same is subject to the prior right of then tenant thereof to review the term thereof or of another existing tenant to lease the same (the "Prior Right"), Landlord shall include in its Availability Notice the existence of such Prior Right and the date by which the same must be exercised by the existing tenant having such Prior Right. Concurrently with giving the Availability Notice to Tenant, Landlord shall give to the existing tenant notice to exercise its Prior Right. Landlord thereafter shall notify Tenant of the exercise or nonexercise of such Prior Right. Tenant shall have the one time to exercise its option to lease such Additional Space by giving Landlord notice of its election to do so (the "Exercise Notice"), within thirty (30) days from the date of its receipt of the Availability Notice, with TIME OF THE ESSENCE. However, if such Additional Space is subject to a Prior Right, Tenant may exercise its option by giving the Exercise Notice within thirty (30) days from the date of its receipt of notice from Landlord of the non-exercise of such Prior Right, with TIME OF ESSENCE. If Landlord does not receive the Exercise Notice within the applicable thirty (30) day period, then Tenant shall have no further rights with respect to the Additional Space set forth in the Availability Notice under this Article 39, and Landlord may lease such Additional Space to any other party upon such terms and conditions as Landlord may deem desirable.

          Section 39.02. Tenant shall take possession of the Additional Space and Landlord shall deliver possession thereof to Tenant on the later of the Occupancy Date and the actual date on which Landlord shall have delivered such Additional Space to Tenant vacant (the "Effective Date"), and from and after the Effective Date such Additional Space shall automatically be deemed added to and made part of the Demised Premises upon all of the terms, covenants and conditions as are contained in this Lease (except those which by their terms are no longer applicable), except as follows:

               (a) Tenant agrees to accept possession of the Additional Space in its then "As Is" condition and Landlord shall not be required to do any work therein to prepare the same for Tenant's occupancy.

               (b)  The respective amounts of the minimum rent provided in
     Section 3.01(a) shall be increased by the amount equal to the fair market annual rental value ("Rental Value") of the Additional Space as of the Effective Date, but not less than at the aggregate rate per square foot payable for minimum rent and additional rent payable under Articles 22 and 23 of this Lease immediately prior to the Effective Date. In the event the parties fail to agree on such Rental Value within ninety (90) days prior to the Effective Date, such Rental Value shall be determined by arbitration in the manner as hereinafter provided in Article 40, and the determination of such arbitration shall be conclusive and binding on the parties. If for any reason such Rental Value shall not be determined prior to the commencement of the Effective Date, Tenant, in the meantime shall pay the monthly installments of minimum rent at the rate per square foot payable for minimum rent and said additional rent immediately prior to the Effective Date. If the Rental Value shall be greater than the amount paid by Tenant for the Additional Space following the Effective Date, Tenant forthwith after the arbitrators' decision, shall pay to Landlord the difference between the monthly installments actually paid and the monthly installments which should have been paid from the commencement of the Effective Date, and thereafter Tenant shall pay the monthly installments of the new minimum rent.

               (c) In Section 22.01(a), with respect to the Additional Space only, in subdivision (i) the "Tax Base Factor" shall mean the July 1 - June 30 fiscal year in which the Effective Date occurs; in subdivision (iii) the "comparative tax year" shall mean the July 1 - June 30 fiscal year immediately following the Tax Base Factor; and in subdivision (v) the "Percentage" shall mean 4.85%.

               (d) In Section 22.02(a), with respect to the Additional Space only, in subdivision (ii), the "Base Wage Rate" shall mean the Wage Rate in effect for the calendar year in which the Effective Date occurs; and in subdivision (v), the "Multiplication Factor" shall mean 16,000.

               (e) In Section 23.03, the then Rent Inclusion Factor shall be increased by the amount of $48,000.

          Section 39.03. Notwithstanding the provisions of Section 39.02, if Landlord is unable to give possession of the Additional Space on the Effective Date because of the holding-over of the tenant thereof, Landlord shall not be subject to any liability for failure to give possession on the Effective Date, but the Effective Date shall not be deemed to have occurred for any purpose whatsoever until the date that Landlord shall actually deliver possession of the Additional Space to Tenant. In any event, Landlord shall promptly commence and diligently prosecute holdover proceedings or such other legal proceedings as may be required in order to obtain possession of the Additional Space as promptly thereafter as may be practical.

          Section 39.04 Following the determination of the Effective Date, the minimum rent and the escalation rents of the Additional Space, Landlord and Tenant shall execute an agreement amending this Lease to reflect the foregoing, but the provisions of this Article 39 shall be effective with respect to the Additional Space effective from and after the Effective Date whether or not such an amendment is executed.

          Section 39.05. Except as specifically amended in this Article 39, all of the terms, covenants and conditions of this Lease shall continue in full force and effect and unchanged.

                                  ARTICLE 40

                                  Arbitration

          Section 40.01. The arbitration provided for in Article 39 shall be settled in the Borough of Manhattan, City, County and State of New York, conducted to the extent consistent with this Article 40 in accordance with the rules then obtaining of the American Arbitration Association, or any successor body of similar function, governing commercial arbitration, except that the foregoing shall not be deemed or construed to require that such arbitration actually be conducted by or before the American Arbitration Association or any successor body of similar function. The arbitration shall be conducted before arbitrators selected as follows: The party desiring arbitration shall appoint a disinterested person as arbitrator on its behalf and give notice thereof to the other party who shall, within twenty (20) days thereafter, appoint a second disinterested person as arbitrator on its behalf and give written notice thereof to the first party. The arbitrators thus appointed shall, within twenty (20) days after the date of the appointment of the second arbitrator, appoint a third disinterested person, who shall be a person licensed by the State of New York (if such license is required by law) or otherwise qualified and having the necessary expertise, including at least ten (10) years' experience, in the matter or discipline which is the primary subject or is primarily involved in such arbitration. If the arbitrators thus appointed shall fail to appoint such third disinterested person within said twenty (20) day period, then either party may, by application to the presiding Justice of the Appellate Division of the Supreme Court of the State of New York for the First Judicial Department, which application shall be made within fifteen (15) days after the end of said twenty
(20) day period, seek to appoint such third disinterested person, such appointment being made not later than thirty (30) days after the date of said application. Upon such appointment, such person shall be the third arbitrator as if appointed by the original two arbitrators. The decision of the majority of the arbitrators shall be final, non-appealable, conclusive and binding on all parties and judgment upon the award may be entered in any court having jurisdiction. If a party who shall have the right pursuant to the foregoing, to appoint an arbitrator, fails or neglects to do so, then and in such event the other party shall select the arbitrator not so selected by the first party, and upon such selection, such arbitrator shall be deemed to have been selected by the first party. The expenses of arbitration shall be shared equally by Landlord and Tenant, unless this Lease expressly provides otherwise, but each party shall pay and be separately responsible for its own counsel and witness fees and disbursements, unless this Lease expressly provides otherwise. Landlord and Tenant agree to sign all documents and to do all other things reasonably necessary to submit any such matter to arbitration and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder and agree that a judgment or order may be entered in any court of competent jurisdiction based on an arbitration award (including the granting of injunctive relief).

          Section 40.02. The arbitrators shall be disinterested persons having at least ten (10) years experience in the County of New York in a calling connected with the dispute, and shall have the right to retain and consult experts and competent authorities skilled in the matters under arbitration, but any such consultation shall be made in the presence of both parties, with full right on their part to cross-examine such experts and authorities. The arbitrators shall render their decision and award upon the concurrence of at least two (2) of their number, not later than sixty (60) days after appointment of the third arbitrator. Their decision and award shall be in writing and counterpart copies thereof shall be delivered to each of the parties. In rendering their decision and award, the arbitrators shall have no power to modify or in any manner alter or reform any of the provisions of this Lease, and the jurisdiction of the arbitrators is limited accordingly.

                                  ARTICLE 41

                            Landlord's Contribution

          Subject to the provisions of Article 5 of this Lease, Tenant agrees to perform the initial work and installations required to make the Demised Premises suitable for the conduct of Tenant's business. Tenant agrees to deliver to Landlord, for Landlord's approval, the plans and specifications for Tenant's initial work on or before April 14, 2000. Landlord agrees to contribute up to the sum of $416,000.00 ("Landlord's Contribution") toward the cost of such work, which shall include hard and soft costs. Landlord shall pay to Tenant, from time to time, but not more often that once a month, ninety (90%) percent of the cost of the work requested by Tenant theretofore performed by the contractor, provided Tenant delivers to Landlord concurrently with its request, receipted bills of the contractor involved approved by Tenant, a certificate by Tenant's architect that such bills have been approved and the work or materials evidenced by such bills have been satisfactorily performed or delivered and a waiver of mechanic's lien signed by the contractor with respect to the amount paid as evidenced by the receipted bill, such payment to be made to Tenant within twenty
(20) days after receipt of Tenant's request together with the aforesaid documentation. Notwithstanding the foregoing, Tenant shall advise Landlord of the cost to be charged by any of Tenant's contractors for the work to be performed by such contractors prior to employing such contractor to perform its work. Landlord shall have the right to match the cost chargeable by such contractor(s), provided notice thereof is given to Tenant within ten (10) days after Landlord's receipt of Tenant's notice of such cost. In such event Landlord shall perform the work at such cost, the amount thereof to be applied in reduction of the amount of Landlord's Contribution. The work performed by Landlord shall be comparable to the specifications, materials and quality of the work of the contractor proposed by Tenant. Within ten (10) days after Landlord receives a certificate from Tenant's architect stating that Tenants work (including the work, if any, performed by Landlord) has been substantially completed, that the same has been performed in compliance with all applicable Governmental Requirements and the approved plans and specifications and delivery to Landlord of the final "sign-off" letters and equipment use permits (as necessary) for all work performed from the applicable municipal authorities, Landlord shall pay to Tenant the aggregate of the ten (10%) percent sums retained by Landlord. Landlord shall have no obligation or responsibility to pay any cost exceeding the amount of Landlord's Contribution. If the amount Tenant expends for the cost exceeds the amount of Landlord's Contribution, Tenant shall be responsible for the payment to the contractors of the excess. If said amount is less than the amount of Landlord's Contribution, Landlord shall not be obligated to pay such difference to Tenant. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, costs and expenses in connection with such work exceeding the amount of Landlord's Contribution.


                                  ARTICLE 42

                         Supplemental Air Conditioning

          Tenant, at its cost, subject to the provisions of Article 5 of the Lease, may install an air cooled supplemental air conditioning system (the "System") in the Demised Premises, such installation to be in accordance with plans and specifications to be approved by Landlord, which approval shall not be unreasonably withheld or delayed. Said System shall be vented only out of the rear lot line windows on the 31st Street corner of the Building. The design, color and location of any louvers installed in connection therewith shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed. Tenant, at its own cost, shall maintain such System in good condition and repair and shall make any replacements thereof as may be required. Tenant, at its own expense, shall obtain in its own name the use permits for such System and provide Landlord with copies of same. Tenant shall also obtain and pay for all annual renewal fees in connection therewith, and provide Landlord with a copy of such annual renewals. Tenant shall indemnify and hold Landlord harmless from and against any loss, claims, costs and expenses (including reasonable attorneys' fees) in connection with the repair and maintenance of said System. Said System shall be subject to the determination by Landlord's electrical consultant of the cost of the additional electricity to be consumed by Tenant with respect to the use and operation of said System, as provided in Section 23.02. Upon such determination, annual minimum rent and the amount set forth in Section 23.03 shall be increased by the amount of the cost of such additional electricity.

          IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.


                                    475 PARK AVENUE SO. CO.



                                    By: /s/ Charles Steven Cohen
                                        ---------------------------------------
                                        Charles Steven Cohen, Agent



                                    SNOWBALL.COM, INC.



                                    By: /s/ James R. Tolonen
                                        ---------------------------------------
                                        Name:  James R. Tolonen
                                        Title: CFO/COO
                                                    Tenant

                                ACKNOWLEDGMENT


STATE OF NEW YORK  )
                   : ss.:
COUNTY OF NEW YORK )

          On the         day of           in the year 2000 before me, the
undersigned, a Notary Public in and said State, personally appeared Charles Steven Cohen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.




                                 -------------------------------------------
                                                  Notary Public



STATE OF NEW YORK  )
                   : ss.:
COUNTY OF NEW YORK )

          On the         day of           in the year 2000 before me, the
undersigned, a Notary Public in and said State, personally appeared, personally known to me proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.



                                 -------------------------------------------
                                                  Notary Public

                                  SCHEDULE A
                                  ----------

                                  Floor Plan

               [DIAGRAM OF EAST 32ND STREET & PARK AVENUE SOUTH]

                                  SCHEDULE B
                                  ----------

                              Description of Land


          All that certain plot, piece or parcel of land situate, lying and being in the Borough of Manhattan, City, County and State of New York, and the buildings and improvements thereon, bounded and described as follows:

          BEGINNING at the southeasterly corner of Park Avenue South and 32nd Street; running thence southerly along the easterly side of Park Avenue South 162 feet 3-1/2 inches;

          thence easterly parallel with 31st Street 80 feet;

          thence northerly parallel with Park Avenue South 35 feet 5-7/8 inches;

          thence southeasterly on an angle on its southerly side of 86 degrees 34 minutes 00 seconds with the last described line 20 feet 1/2 inch to a line drawn parallel with Park Avenue South and distant 100 feet easterly therefrom;

          thence northerly along said last mentioned line 29 feet 3 inches to the center line of the block;

          thence easterly along said center line of the block 61 feet 2 inches;

          thence northerly parallel with Park Avenue South 98 feet 9 inches;

          thence westerly along the southerly side of 32nd Street 161 feet 2 inches to the point or place of BEGINNING.

          SAID PREMISES being known as and by the street numbers 465 to 477 Park Avenue South.

                                  SCHEDULE C
                                  ----------

                             Rules and Regulations

          1. The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees, guests, customers and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to the tenants premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. The Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally. Landlord further reserves the right, at any time, to install a message/package center in an area in the Building designated by Landlord and reasonably accessible to and for the common use of tenants, and the tenants shall comply with the procedures for the same set forth by the Landlord.

          2. The reasonable cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of the tenant, shall be paid by such tenant.

          3. The Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having Landlord approved identification, and may require ail persons admitted to or leaving the Building outside of ordinary business hours to register. Tenant's agents and visitors shall be permitted to enter and leave the building after ordinary business hours whenever appropriate arrangements have been previously made between the Landlord and the Tenant with respect thereto. Each tenant shall be responsible for all persons for whom he requests such permission and shall be liable to the Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be rejected therefrom. In case of invasion, riot, public excitement or other commotion the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on the Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule.

          4. No tenant shall obtain or accept for use in its premises towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by the Landlord in writing to furnish such services, provided always that the charges for such services by persons authorized by the Landlord are comparable to the industry charge. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such reasonable regulations as may be fixed by the Landlord.

          5. No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by the Landlord shall be used in a tenant's premises.

          6. There shall not be used in any space, or in the public halls of the Building, either by the Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

          7. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time. All windows in each tenant's premises if operable shall be kept closed at all times and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant's premises.

          8. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of the Landlord, might disturb other tenants in the Building shall be made or permitted by any tenant. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference. No dangerous, flammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant.

          9. Tenant shall not permit any cooking or food odors emanating within the Demised Premises to seep into other portions of the Building.

          10. No acids, vapor or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. Ail damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

          11. No signs, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside the premises or the Building without the prior written consent of the Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Interior signs and lettering on doors and elevators shall be inscribed, painted, or affixed for each tenant by Landlord at the expense of such tenant, (the charge not to exceed that which a reputable outside contractor would charge), and shall be of a size, color and style reasonably acceptable to Landlord. Landlord shall have the right to prohibit any advertising by any tenant which impairs the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

          12. No additional locks or belts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. However, the tenant may install an electronic entry device at its cost. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to the Landlord.

          13. No tenant shall mark, paint, drill into or in any way deface any part of the Building or the premises demised to such tenant. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which will not be unreasonably withheld or delayed, and as Landlord may reasonably direct. No tenant shall install any resilient tile or similar floor covering in the premises demised to such tenant except in a manner approved by Landlord.

          14. No tenant shall use or occupy, or permit any portion of the premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or as a barber or manicure shop, or as an employment bureau. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building, nor advertise for laborers giving an address at the Building.

          15. No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

          16. The requirements of tenants will be attended only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of the Landlord.

          17. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

          18. The tenant's employees shall not loiter around the hallways, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof.

          19. If the premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord and shall employ such exterminators therefor as shall be approved by Landlord.

          20. No bicycle or other vehicle and no animals shall be allowed in the showrooms, offices, halls, corridors or any other parts of the Building.

          21. Tenant shall not, without Landlord's prior written consent, install or operate any hearing device, refrigerating or air conditioning equipment, steam or internal combustion engine, boiler, stove, machinery or mechanical devices upon the premises or carry on any mechanical or manufacturing business thereon, or use or permit to be brought into the Building flammable fluids such as gasoline, kerosene, benzene or naphtha or use any illumination other than electric lights. All equipment, fixtures, lamps and bulbs shall be compatible with, and not exceed the capacity of the Building's electric system. No explosives, firearms, radioactive or toxic or hazardous substances or materials, or other articles deemed hazardous to life, limb or property shall be brought into the Building or the Premises.

          22. Tenant shall at its expense provide artificial light for employees of Landlord while doing service or other work and making repairs or alterations in the premises.

          23. Tenant must list all furniture and fixtures to be taken from the Building upon a form approved by Landlord. Such list shall be presented at the office of the Building for approval before acceptance by the security officer or elevator operator.

          24. Tenant, its customers, invitees, licensees, agents, servants, employees and guests shall not encumber or obstruct sidewalks, entrances, passages, courts, vestibules, halls, elevators, stairways or other common areas in or about the Building.

          25. Tenant shall not allow anything to be placed against or near the glass in the partitions between the premises and the halls or corridors of the Building which shall diminish the light in the halls or corridors.

          26. Upon termination of this Lease, Tenant shall surrender all keys of the premises and of the Building and give to Landlord the explanation of the combination of all locks on safes or vault doors in the Premises.

          27. Tenant shall provide the Building Manager with keys to all locks on any doors of the premises. The Building Manager shall be allowed admittance to the premises in the event of any emergency, fire or other casualty that may arise in other appropriate instances.

          28. Unless otherwise advised by Landlord, neither Tenant nor its employees shall undertake to regulate the radiator controls of thermostats. Tenant shall report to the office of the Building whenever such thermostats or radiator controls are not working properly or satisfactorily.

          29. All window treatments that are visible from the street shall be subject to Landlord's approval.

          30. Tenant assumes full responsibility for protecting its space from weather, theft, robbery and pilferage, which includes keeping doors locked and other means of entry into the premises closed and secured.

          31. Tenant shall not sell food of any kind or cook in the Building. Tenant may serve complimentary foods to its guests provided that it shall first comply with all Legal Requirements.

          32. Water in the premises shall not be wasted by Tenant or its employees by tying or wedging back the faucets of the washbowls or otherwise.

          33. All messengers shall be required to sign in and obtain a pass from either the front desk or the elevator starters. Contractors and other workmen shall use only the freight elevators for all movement within the Building.

          34. Landlord reserves the right at any time, to install a message/package center in an area in the Building designated by Landlord and reasonably accessible to and for the common use of the tenants, and tenants shall comply with the procedures for the same set forth by the Landlord.

                                   SCHEDULE D
                                   ----------

                            Cleaning Specifications

                                      for

                             475 Park Avenue South
                               New York, New York

Landlord will provide the following cleaning services in the Demised Premises and related areas on a nightly basis (or as otherwise indicated), Monday through Friday, holidays excluded:

OFFICE AREAS
------------

     Empty and wipe clean all waste receptacles.

     Sweep all vinyl composition tile flooring as needed.

     Carpet sweep all carpeted areas; vacuum clean weekly.

     Dust all office furniture within hand high reach, including window sills, wall ledges, chairs, desks, tables, baseboards, file cabinets, convector enclosures, and pictures.

     Wipe clean all glass desks and table tops.

CORE AREA LAVATORIES
--------------------

     Wash all toilet bowls, urinals, washbasins and toilet seats.

     Wash and dry all mirrors, shelves and bright work.

     Wipe clean sills, partitions, ledges, waste receptacles, and dispensers.

     Empty paper towel and sanitary napkin disposal receptacles.

     Insert toilet tissue, paper towels, and hand soap dispensers. Materials to be furnished by Landlord at Tenant's expense.

     Sweep and mop all flooring.

     Dust exterior of light fixtures quarterly.

FLOOR MAINTENANCE
-----------------

     High Dusting Public Areas.

     High dusting of walls, ledges, fixtures, vents, etc., not reached in the normal nightly cleaning operation, to be done quarterly.


WINDOW CLEANING SERVICES
------------------------

     Clean all exterior windows, inside and out periodically during the year, as the Landlord deems necessary.


RUBBISH REMOVAL SERVICES
------------------------

     Remove all ordinary dry rubbish and paper only from the office premises of the Demised Premises daily, Monday through Friday, holidays excepted.

                                  SCHEDULE E
                                  ----------

                                  Definitions

          (a)  The term mortgage shall include an indenture of mortgage and deed
                        --------
of trust to a trustee to secure an issue of bonds, and the term mortgagee shall
                                                                ---------
include such a trustee.


          (b)  The terms include, including and such as shall each be construed
                         -------  ---------     -------
as if followed by phrase "without being limited to".


          (c)  The term obligations of this lease, and words of like import,
                        -------------------------
shall mean the covenants to pay rent and additional rent under this lease and all of the other covenants and conditions contained in this lease. Any provision in this lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition, or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.


          (d)  The term Tenant's obligations hereunder, and words of like
                        ------------------------------
import, and the term Landlord's obligations hereunder, and words of like
                     --------------------------------
import, shall mean the obligations of this lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to performance
                                                                     -----------
of either party's obligations under this lease shall be construed as "performance and observance".


          (e)  Reference to Tenant or Landlord being or not being in default
                                                                  ----------
hereunder, or words of like import, shall mean that Tenant or Landlord is in
---------
default in the performance of one or more of Tenant's or Landlord's obligations hereunder after any applicable notice and cure period, or that Tenant or Landlord is not in default in the performance of any of Tenant's or Landlord's obligations hereunder after any applicable notice and cure period, or that a condition of the character described in Section 16.01 has occurred and continues or has not occurred or does not continue, as the case may be.


          (f)  The term laws and/or requirements of public authorities and words
                        ----------------------------------------------
of like import shall mean laws and ordinances of any or all of the Federal, state, city, county and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.


          (g)  The term requirements of insurance bodies and words of like
                        --------------------------------
import shall mean rules, regulations, orders and other requirements of the New York Board of Fire Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

          (h)  Reference to termination of this lease includes expiration or
                            -------------------------
earlier termination of the term of this lease or cancellation of this lease pursuant to any of provisions of this lease or to law. Upon a termination of this lease, the term and estate granted by this lease shall end at noon of the date of termination as if such date were the date of expiration of the term of this lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this lease, may be performed after such termination, and, in any event, unless expressly otherwise provided in this lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this lease.


          (i)  The term in full force and effect when herein used in reference
                        ------------------------
to this lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in question no default on the part of Tenant exists, and no event has occurred which has continued to exist for such period of time (after the notice, if any, required by this lease), as would entitle Landlord to terminate this lease or to dispossess Tenant.


          (j)  The term Tenant shall mean Tenant herein named or any assignee or
                        ------
other successor in interest (immediate or remote) of Tenant herein named, but only while such Tenant or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as owner of the Tenant's estate and interest granted by this lease and also, if Tenant is not an individual or a corporation, all of the persons, firms and corporations then comprising Tenant.

          (k) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.